UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 4, 2012
Date of Report (Date of earliest event reported)

Oryon Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34212	26-2626737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4251 Kellway Circle
Addison, Texas
75001
(Address of Principal Executive Offices)

(214) 267-1321
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Oryon Technologies, Inc. is filing this Amendment No. 2 to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on May 7, 2012, as amended on May14, 2012 (the “Original Form 8-K”) to incorporate the Company’s revisions and responses to a letter of comment from the staff of the SEC dated as of May 29, 2012.

Except for the amended disclosures made in response to the letter of comment from the staff of the SEC, the information in this Form 8-K/A has not been updated to reflect events that occurred after May 7, 2012, the filing date of the Original Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the filing of the Original Form 8-K, including any amendments to those filings. The following sections have been amended, without limitation:

●Item 2.01 - Completion of Acquisition or Disposition of Assets -

•	Description of Business;
•	Strategy;
•	Revenue and Capital Requirements;
•	Technology;
•	Intellectual Property;
•	Industry and Competition;
•	Liquidity and Capital Resources;
•	Security Ownership of Certain Beneficial Owners and Management;
•	Directors and Executive Officers; and
•	Executive Compensation.

●Item 3.02 - Unregistered Sales of Equity Securities

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “ORYN,” the “Company” or the “Registrant” refer to Oryon Technologies, Inc., a Nevada corporation and its wholly-owned subsidiaries Oryon Merger Sub, LLC, a Texas limited liability company (“Merger Sub”) and OryonTechnologies, LLC, a Texas limited liability company (“Oryon”).

Section 2 - Financial Information

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On May 4, 2012 (the “Closing Date”), Oryon Technologies, Inc., a Nevada corporation (the “Registrant,” “ORYN” or the “Company”), closed a merger transaction with Oryon Merger Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and OryonTechnologies, LLC, a Texas limited liability company (“Oryon”) pursuant to an Agreement and Plan of Merger dated March 9, 2012 (the “Merger Agreement”).

In anticipation of the Merger, on October 31, 2011, certain shareholders, including our two former executive officers and directors, Ms. Crystal Coranes and Ms. Rizalyn Cabrillas, surrendered in aggregate 30,000,000 shares of our common stock for cancellation, and on November 17, 2011, an additional 1,000,000 shares were surrendered for cancellation.  Further, on April 19, 2012, an additional 12,000,000 shares were surrendered for cancellation by Ms. Coranes, and on April 30, 2012, an additional 2,000,000 shares were surrendered for cancellation.  In all, an aggregate of 45,000,000 shares were surrendered for cancellation prior to the Merger. As a result of such cancellations, our total number of issued and outstanding common stock was 15,800,000 as of May 4, 2012, and there were subscription agreements outstanding for an additional  725,000 shares of Company common stock that were issued on or about June 3, 2012.

The foregoing subscription agreements were in connection with the financing agreement (the “Financing Agreement”) that we signed on November 2, 2011, with Maxum Overseas Fund (“Maxum”) under which Maxum agreed to: (1) invest $100,000 in the common equity of the Company and (ii) either invest an additional amount up to $1,900,000 in the common equity of the Company or assist the Company in securing all or a portion of such $1,900,000 investment from alternate sources.  Under the terms of the Financing Agreement, for each dollar invested, the investor(s) making such investment will be issued two (2) shares of common stock of the Company and a warrant to purchase two (2) shares of common stock of the Company with an exercise price of $0.75 per share and a term of five (5) years. Between November 2, 2011, and April 23, 2012, the Company received a total of $725,000 from subscriptions pursuant to the Financing Agreement resulting in the obligation to issue 1,450,000 shares and warrants having the right to purchase an additional 1,450,000 shares, each with an exercise price of $0.75.  Between November 2, 2011 and the Closing Date, the Company advanced a total of $725,000 to Oryon in return for a series of promissory notes from Oryon in the cumulative amount of $725,000. At closing, as explained below, Oryon became a wholly-owned subsidiary of the Company and, as a result, the amounts due under the promissory notes between the Company and Oryon became intercompany obligations within the corporate group that have been cancelled. Subsequent to the Closing Date, the Company received $775,000 from two additional subscriptions dated May 10, 2012, and May 15, 2012, pursuant to the Financing Agreement, resulting in the issuance, on or about June 3, 2012, of 1,550,000 shares and warrants having the right to purchase an additional 1,550,000 shares, each with an exercise price of $0.75.

In accordance with the terms of Merger Agreement, on the Closing Date, Oryon merged into Merger Sub in exchange for the issuance to the members of Oryon (“Oryon Members”) of 16,502,121 shares of Company common stock  (the “Merger”).

As a result of the Merger, the Oryon Members acquired 50.1% of our issued and outstanding common stock, Oryon became our wholly-owned subsidiary, and the Registrant acquired the business and operations of Oryon.  Oryon is a technology company with certain valuable products and intellectual property rights related to a three-dimensional, elastomeric, membranous, flexible electroluminescent lamp.

Prior to the Merger, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

The following description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2012 and is incorporated by reference into this Item 2.01.

Issuance of Common Stock. At the closing of the Merger (“Closing”), each issued and outstanding membership unit of Oryon (each an “Oryon Unit”) immediately prior to the Closing was converted automatically into the right to receive eight (8) shares of Company common stock and a Contingent Share Right (as defined below) upon surrender of the Oryon Units (the “Merger Consideration”).

Convertible Debt of Oryon. Prior to Closing, Oryon solicited its Series C convertible promissory note holders (each a “Series C Holder”) to amend Oryon’s Series C convertible promissory notes (“Series C Notes”) such that each Series C Holder may elect to convert the amount of outstanding principal and accrued unpaid interest under its Series C Notes into shares of Company common stock on or after the Closing and that upon receipt by Oryon of the full $2 million of proceeds from a financing as contemplated in the Merger Agreement within nine (9) months of the Closing, all of the Series C Notes will automatically be converted into shares of Company common stock. The amendment provides that the number of shares of Company common stock issuable upon conversion of the Series C Notes shall be an amount equal to eight (8) shares of Company common stock multiplied by one dollar ($1.00) divided by the current conversion price for the applicable series of Series C Notes times the sum of face amounts of the Series C Notes and the accrued interest on the Series C Notes to the conversion date. The amendment further provides that certain events such as breach of covenants, failure to make payments when due or bankruptcy or similar proceedings would constitute an event of default under the Series C Notes entitling a majority in interest of the Series C Note holders to accelerate the Series C Notes. Such amendment was approved by the Series C Holders on March 26, 2012.

Upon election by a Series C Holder to convert its Series C Note at Closing, the entire outstanding principal balance of, and all accrued and unpaid interest on, such issued and outstanding Series C Note, shall be automatically converted into Oryon Units in accordance with the terms of such Series C Note, and then such Oryon Units will be converted into the right to receive Merger Consideration.

Contingent Shares. As a component of the Merger Consideration, Oryon Members and Series C Holders received a right to be issued additional shares of Company common stock (the “Contingent Share Right”) in the event that less than $2 million is raised by the Company under a financing commencing on the Closing and ending nine (9) months after the Closing.

Warrants and Options. In connection with the Merger, Oryon solicited the consent of the holders of outstanding warrants  issued by Oryon to exchange such warrants effective as of the Closing, whereby each outstanding warrant to purchase an Oryon Unit shall be exchanged for a warrant to purchase eight (8) shares of Company common stock. Each warrant has a Contingent Share Right. Each outstanding option to purchase an Oryon Unit shall be exchanged for an option to purchase eight (8) shares of Company common stock under the Company’s 2012 Equity Incentive Plan. The options also have Contingent Share Rights in that each option, when exercised, will be exercisable for  the number of Company shares for which it would have been exercisable had it been exercised prior to the Closing.

Change in Management.  As a condition to closing the Merger, Ms. Crystal Coranes and Ms. Rizalyn Cabrillas resigned as members of the Registrant’s Board of Directors.  In addition, at Closing, Ms. Coranes resigned as the Registrant’s President and Chief Executive Officer and Ms. Cabrillas resigned as the Registrant’s Chief Financial Officer and Secretary.  At Closing, Messrs. Thomas Patrick Schaeffer, Mark E. Pape, Larry L. Sears, Jon S. Ross and Brendon W. Mills were appointed to the Registrant’s Board of Directors.

 In addition, effective at Closing, Mr. Schaeffer was appointed as the Registrant’s new President and Chief Executive Officer, and Mr. Pape was appointed as the Registrant’s new Chief Financial Officer, Treasurer and Secretary.

The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Merger:

Name	Age	Position
Thomas P. Schaeffer	60	Director, President and Chief Executive Officer
Mark E. Pape	61	Director, Chief Financial Officer, Treasurer and Secretary
Larry L. Sears	57	Director
Jon S. Ross	48	Director
Brendon W. Mills	44	Director

The Registrant previously filed and mailed the Information Statement required under Rule 14(f)-1 to its shareholders on or about March 15, 2012, and the ten-day period prior to the change in the majority of the Registrant’s directors as required under Rule 14(f)-1 expired on March 25, 2012.  Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

From and after the Closing Date, our primary operations consist of the business and operations of Oryon.  In the Merger, or reverse acquisition, the Registrant is the accounting acquiree and Oryon is the accounting acquirer.  Accordingly, we are presenting the financial statements of Oryon as set forth in Exhibit 99.1 and certain pro forma financial information as set forth in Exhibit 99.2 of this report.  Further, we disclose information about the business, financial condition, and management of Oryon in this Form 8-K.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of Oryon, except that references to “our common stock,” “our shares of common stock” “our shares of preferred stock” or “our capital stock” or similar terms shall refer to the common stock and preferred stock of the Registrant.

History of Oryon

In the late 1990’s, EL Specialists, Inc. (“ELS”), a company organized under the laws of Texas, the predecessor company of Oryon, engineered a technological breakthrough and developed a three dimensional, elastomeric, membranous lamp that eliminated the semi-rigid nature of conventional electroluminescent (“EL”).  ELS patented and trademarked this process under the name Elastolite®.

Elastolite was created to replace conventional EL with a highly malleable, flexible, and economical elastomeric EL lamp technology that could be applied directly to fabrics for safety purposes. This concept required lamps that were ultra-thin, extremely flexible, washable, crushable, formable, elastic, and heat resistant. To accomplish this formidable goal, the ink formulas and manufacturing processes of conventional EL would need to be restructured.

In 2002, MRM Acquisitions, LLC, a company organized under the laws of Texas (“MRMA”), acquired the patents and intellectual property (“IP”) of ELS and began preparing Elastolite for commercialization.

In addition to the textile and related apparel applications for which it was invented, Elastolite opened multiple new and innovative opportunities for EL lighting in membrane switches, keypads, compression-molded plastics, athletic apparel,  toys, occupational safety, point-of-sale displays, automotive and household utilitarian and decorative applications.  In addition, the acquired IP also contained innovative patents in the biometric field that Oryon believes, when it is developed, will permit the launch of multiple, high volume, cost effective biometric applications.

In October 2002, OryonTechnologies, LP, a limited partnership formed under the laws of the State of Texas, was formed as the operating company charged with exploiting and commercializing the acquired technology.  In October 2004, OryonTechnologies, LP was converted to a limited liability company, OryonTechnologies, LLC, a Texas limited liability company, and MRMA subsequently exchanged all the IP and patents held by MRMA for membership units of Oryon.  Oryon spent its first years preparing Elastolite to be marketed.

In management’s opinion, Oryon created the framework to commercialize and successfully launch Elastolite through multiple innovations Oryon developed through market testing during the years 2003 through 2011.  Oryon test marketed Elastolite in clothing with Marmot Mountain Ltd (2004) and with Lands End in over 100,000 lit textile products (2006). While the test marketing provided Oryon with technical information leading to the improvement of its technology, insufficient funding prevented Oryon from capitalizing on the resulting new product developments and Oryon was unable to sustain the relationship with the early customers.  In addition, Oryon licensed the technology to Rogers Corporation to light cell phone keypads which ultimately resulted in the Motorola Razr cell phone which sold over 100,000,000 units (2006-2009) and produced over $8,000,000 in revenues to Oryon. Subsequent innovations in smart phone and touch screen technologies have eliminated the large market for more expensive keypad-type cellphones that utilized Oryon’s technology.

In 2008, Oryon granted a license to a Fortune 100 company in the field of occupational safety, spent over a year developing and qualifying Elastolite and the Elastolite electronic system for apparel with a leading global sports apparel company’s advanced innovation team for product launch in 2009-10, and received the first volume production order from them in 2009. Further, Oryon produced light for costumes used by Disney in the December 2010 3-D release of the movie Tron Legacy, established a relationship with Disney Consumer Products (“DCP”) and has worked with a leading U.S. department store as well as Adidas, Puma and Under Armour, among others, in the development of lit products. However, without sufficient funding to be able to deliver Elastolite to fulfill large orders, Oryon did not aggressively pursue major transactions with such customers. As a result of the completed Merger, the Company has the capital resources to re-engage with previous customers and prospects to develop additional new products utilizing the Company’s most updated technology and techniques.

Based on the successful market testing and customer acceptance of the innovations developed by Oryon in the commercialization process of Elastolite in the apparel (including sports apparel and shoes), textile, safety and gear markets, Oryon felt it would be ready to commercially launch Elastolite in 2009. Consequently, in the summer of 2008, it hired an investment banker to raise the capital that would be required to support the launch of Elastolite and to provide the time for Oryon’s Fortune 100 and 500 potential customers to incorporate it in their product development process.

Financial offering materials were prepared and a fund raising process was initiated in September 2008. Unfortunately, at that same time the deepening US financial crisis and the difficult economic environment made the financing process untenable. Oryon subsequently did not have the funds required to support the development of new products in conjunction with its customers. Management did not want its customers to launch products at a time when Oryon could not provide effective and timely customer support. In addition, the Motorola Razr cell phone was approaching its end-of-life as a product and future revenue from this source could not be counted on. Management of Oryon therefore began to take steps to (a) reduce overhead, (b) continue application development for potentially high volume future products, (c) hold and maintain its major customers until adequate funding was available to launch product with them and (d) maintain barriers to entry (Oryon’s extensive patent portfolio) for potential competition until adequate financial resources could be raised.

To accomplish the above, Oryon raised capital through the issuance of a convertible notes primarily to angel investors, raising  investment capital of $888,000 in late 2008 and 2009, $1,000,000 in December 2009 and early 2010, and $560,000 in 2011. Oryon’s management anticipates that the merger with the Company, the potential financial resources it can provide, both private and public, and access to the public financing market will provide an opportunity for Oryon to successfully launch Elastolite, building upon the experience and customer relationships developed during the years 2008-2011.

Background of Transaction

The Registrant was organized under the laws of the State of Nevada on August 22, 2007 to explore mineral properties under the name “Eaglecrest Resources, Inc.”  The Registrant was formed to engage in the exploration of mineral properties for gold.  The Registrant has not generated any revenue from its business operations to date, and to date, the Registrant has been unable to raise sufficient funds to implement its operations.

As a result of the current difficult economic environment and the Registrant’s lack of funding to explore mineral properties, in 2011, the Registrant’s Board of Directors began to analyze strategic alternatives available to the Registrant to continue as a going concern. Such alternatives included raising additional debt or equity financing or consummating a merger or acquisition with a partner that may involve a change in the Registrant’s business plan. Through an introduction by an investment firm, Balanced Financial Securities, the Board of Directors identified Oryon as a potential strategic acquisition that the Board believed to be in the best interest of the Registrant and its shareholders. Oryon was attractive to the Registrant because it is a technology company with certain valuable products and intellectual property rights and has plans to grow its business. Oryon believed the Registrant to be an attractive business combination partner, due in part, to the perceived benefits of being a publicly registered company, allowing for increased access to capital. Accordingly, the parties entered into a letter of intent with respect to the Merger on  October 24, 2011, executed the Merger Agreement on March 9, 2012, and closed the Merger on May 4, 2012.

Corporate Structure

As a result of the Merger, the organizational structure of the Registrant is as follows:

Subsidiaries

As noted in the diagram above, Oryon currently owns:

•	51% interest in Oryon Asia Pacific Safety, Ltd. (“OAPS”), a Hong Kong Corporation. The operations of OAPS are not material to Oryon and Oryon intends to liquidate OAPS before the end of 2012.

•
100% of Oryon Technologies International Pte, Ltd. (“OTI”), a company organized under the laws of Singapore.  The operations of OTI are not material to Oryon and Oryon intends to liquidate OTI before the end of 2012.

•
100% of OryonTechnologiesDevelopment, LLC (“OTD”), a company organized under the laws of Texas.  OTD currently conducts R&D and product development for Oryon.  Oryon will evaluate whether to merge OTD into Oryon after Closing.

•
100% of OryonTechnologies Licensing, LLC (“OTLIC”), a company organized under the laws of Texas. OTLIC currently conducts all sales, licensing and customer relations for Oryon.  Oryon will evaluate whether to merge OTLIC into Oryon after Closing.

In summary, although there are various subsidiaries and affiliates currently in existence, Oryon will consider streamlining and restructuring the Registrant by dissolving or merging them subsequent to the Merger. The Registrant will have only one subsidiary - Oryon. At Closing, Oryon was merged into Merger Sub, which had no corporate purpose other than to serve as the merger receptacle facilitating the transaction.

Strategy

Oryon acquired and continued to develop and patent an already highly patented and innovative next-generation technology in EL light. Oryon’s patented technology, trademarked Elastolite, enables thin, flexible, malleable, crushable, water resistant lighting systems to be incorporated into many product applications in multiple markets that would not be feasible or, in some cases, even possible with current lighting technology.  Elastolite and its operating system, including electronics and harness, has been market tested and validated and is ready to be launched in support of its multiple market opportunities.

To take advantage of what management considers are its multiple market opportunities, Oryon intends to raise additional capital to support its growth strategy and its existing pipeline of opportunities. Even if successful in its capital formation efforts, Oryon will still not be able to take advantage of all the opportunities that now present themselves.

Oryon recognized during the commercialization process that Elastolite’s strength of being a platform technology for multiple applications in numerous industries can also be its weakness.  Due to the immense size and divergent requirements of the multiple industries Oryon can target, Oryon must focus and initially limit the applications and industries in which it can make the most immediate impact. In this manner it can optimize its resources and more readily leverage the positive results it achieves.

Oryon will initially focus its efforts on apparel, textiles, shoes and subsequently membrane switches. It, therefore, will evaluate its current opportunities and select those customer applications which are presently within Oryon’s core technical competence and that present Oryon with both high level volume and profit potential.  Oryon feels opportunities are presently available in the apparel, safety-apparel, textile and membrane switch industries.

To the extent there is adequate available capital, Oryon intends to (i) to support its existing pipeline of opportunities in its target markets with additional application and technical transfer engineers and customer service personnel and (ii) to take advantage of new, but previously identified, market opportunities in apparel, textiles and shoes.  Once traction is achieved in its initial target markets, and planned development of new opportunities are completed, Oryon will attempt to expand into other targeted opportunities that presently exist with lit molded product applications such as laptop keypads, remote controls, toys, lit cycling and biking helmets, lit cell phone cases and multiple automotive opportunities. Subsequently, other opportunities in the following fields will be evaluated at a later date: point-of sale, outdoor displays, security systems, household furnishings, decorative floorings, various military applications and molding in all of the above.

Apparel, Textiles, Shoes and Gear:  Within Oryon’s target textile markets, billions of units are shipped each year. This market includes outerwear, industrial safety, municipal safety, military, athletic apparel, men’s, women’s and children’s clothing, shoes and gear.  These markets generate over $250 billion annual revenues and are second in size only to the food industry.

When Oryon originally purchased patents for a new evolutionary EL lamp, trademarked Elastolite, the technology, although functional in the lab, had never been commercially developed or validated. Oryon needed to obtain corroboration on the soundness of its lamp system on a commercial level. Oryon determined that its initial marketing with Elastolite should be in the apparel, textile, shoe and gear markets. In 2004, Oryon began, through normal commercial relationships between itself and its customers, testing the validity of its lamp system with multiple companies in multiple markets relating to textiles. Oryon obtained the market corroboration and validation in the apparel, textile and gear arena through its test marketing of Elastolite in over 100,000 apparel and gear items sold by Marmot Mountain and Lands End; through its work with the innovation team of a leading Fortune 500 sports apparel brand; by lighting the costumes for the Disney film Tron Legacy that was released in December 2010 and through its relationship with its Fortune 100 licensee in occupational safety products. Based on Elastolite being sold by these companies in their products to consumers, used promotionally by these companies promoting their own products and by working with the development teams and factories from most of the companies that used Elastolite, Oryon was not only able to corroborate its technology in the uses for which it was intended, but also able to make additional improvements to the Elastolite system. Until Oryon raised adequate capital to support a larger customer base, it elected not to pursue active further development of products with the companies mentioned above.

Now that additional capital has been raised by Oryon, and Elastolite is ready to be commercially launched, Oryon  is now actively working with leading companies in their respective fields in apparel, textiles and gear and selectively re-engaging the companies mentioned above. Oryon will attempt to both grow and leverage these relationships. Product development time cycles with the larger global companies ranges between 12 and 18 months with the smaller companies in a 6 to 8 month time cycle. Oryon believes that revenue, other than revenue generated from product development with these companies, will begin in the 4th quarter 2012 and increase throughout 2013 and thereafter. Oryon will build a marketing, sales and customer service team in addition to application engineering and research and development teams that will both service and exploit existing customers and develop and manage new prospects and projects within each segment of the apparel and textile market it undertakes.  To date, Oryon’s marketing, business development and customer service team is comprised of three people and Oryon plans to hire several additional people to this team as the customer base is expanded.  To date, Oryon has employed three people in its engineering and research and development team and plans to add incremental personnel as the client base increases.

Expansion of its application engineering and research and development teams will be critical to the future success of Oryon. A large percentage of Oryon’s operating expense is incurred upfront in the product cycle when Oryon engineers work with Oryon customers in their product development. Further Oryon engineering man power is also needed once an order has been received (prototype or volume) when Oryon transfers Oryon’s technology to the customer’s factories. Without this added engineering support, Oryon will be limited in the rate of growth of its volume. It is projected by management that Oryon, at the end of its initial five year plan, may employ up to twenty five application, technical transfer and research and development engineers.

As sales opportunities present themselves, Oryon will also expand its marketing and customer support teams. These teams will not only develop new customers and customer opportunities but will spend time interfacing between Oryon customers and Oryon engineering staff. It is projected by management that Oryon, at the end of its initial five year plan, may employ up to sixteen people in sales and customer service.

As of the current date, Oryon is actively working a prospect pipeline that represents significant sales opportunities in the apparel and textile markets.

The timeline to market for major brands is approximately 12 to 18 months from inception of product development to shipment to retailer. While the sports apparel markets are prime targets for Oryon, Oryon will simultaneously develop the occupational safety and corporate identity markets which have a much shorter timeline to revenue. Oryon will establish strategic distribution and manufacturing relationships in the safety markets through which lit safety and corporate identity products will be sold.

Oryon is currently building the infrastructure and scalability required to service its customers in the apparel industry and to have the capability to expand its capacity to serve these customers as opportunities present themselves.

Membrane Switches, Gauges and Keypads:  The primary applications in this target segment include cell phones and cell phone cases, appliances, remote controls, telecom equipment, medical instrumentation, industrial controls, gauges of all types and keypads. Oryon will hire marketing and sales management to work directly with large customers in these markets and manage the contract sales organizations that Oryon will utilize that are regionally focused and have existing channels and relationships that Elastolite technology can leverage, complement and extend.

Compression and In-Molded Products: In late 2007, Oryon began testing the feasibility of in-molding and compression molding its lamps. Together with a significant international chemical company, Oryon lamps were successfully shaped and in-molded. To Oryon’s knowledge, Elastolite is the only lamp technology that has been successfully in-molded.  The success of this experiment opens up multiple applications such as lit cell phone cases, toys, in-molded lit keypads and decorative molding on many products.  Oryon will actively continue its development of this technology for commercialization and launch the new technology as soon as traction is built in apparel, textiles, membrane switches and keypads.

Oryon will initially execute its growth strategy in its target markets as follows:

•
Oryon will develop its existing brand name targeted customers in specific markets through direct sales, strategic relationships and/or licensing. Oryon’s existing targeted customers are principally established brands or retailers with proven revenue streams, known channels of distribution and consumer acceptance. Oryon will simultaneously develop the occupational safety and corporate identity markets that have a much shorter timeline to revenue.

•	In parallel, Oryon will create a highly adaptive licensing or strategic relationship model for both manufacturing and selling Elastolite.

•
Oryon will build the needed sales infrastructure, both internal and external that will be responsible for working with sales prospects to develop specifications for product prototypes and co-develop new product applications.

•
Oryon will build an infrastructure of supporting companies (approved suppliers) with capabilities that will permit Oryon to become a solution provider to its strategic partners, customers and licensees in each of the market segments it undertakes.

•	Oryon will continually evaluate and expand the intellectual property and patent portfolio that will permit and enable its future growth and market opportunities.

As Oryon gains traction in its initial focus markets, it will gradually begin expanding into new market segments it has identified, such as in-molded products, membrane switches, point-of-sale, toys, automotive and military. Oryon will seek industry partners to either co-develop or license Elastolite technology in promising new high technology fields that require extended developmental time horizons. Such fields include biometric fingerprint sensors in which Oryon holds two patents, high speed roll-to-roll printing that may permit Oryon to offer cost effective solutions for such product as floor lighting and printed flexible batteries. These new technological developments may provide expansive future growth opportunities for Oryon.

Revenues and Capital Requirements

Oryon’s historical revenues have been minimal as the focus has been on product development.  Past revenues were principally generated through the following:

•	Market tests with Lands End and Marmot Mountain Ltd.
•	Running jacket with leading Fortune 500 sports apparel brand
•	Royalty from Rogers Inc. generated by the backlighting of the keypad of the Motorola RAZR cell phone
•	Revenue generated by lighting the costumes for the movie “Tron Legacy” by Disney

Oryon believes it will require additional capital in the future.  It is currently developing a specific multi-year fundraising plan based on the following considerations:

•	The identification of potential new markets for our products
•	Projected short and long term revenues and profits
•	Personnel required to properly service its projected future sales
•	Future requirement for capital expenditures.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations: Liquidity and Capital Resources”.

Technology

Oryon, utilizing polymer thick film technology, has created a new generation EL lamp. Oryon’s technology has created an elastomeric lamp that is capable of being placed on and over three dimensional shapes that require a high level of malleability in operation or performance. Traditional EL technologies require the EL lamp to be manufactured, or printed, on an indium tin oxide sputtered polyester foundation, which creates a semi-rigid structure.  This structure is highly susceptible to both moisture and stress.  Oryon’s patented innovation eliminates all rigid and semi-rigid materials used in constructing a traditional EL lamp and replaces those materials with membranous films, creating an elastomeric and membranous lamp that can be printed on many different surfaces. This breakthrough has opened multiple new and innovative opportunities for EL lighting in textiles and related apparel, membrane switches, keypads, toys, safety products, point of sale displays, automotive and household utilitarian and decorative applications and gear. Further, Oryon’s technology permits light to be printed only where it is needed on a cost effective basis.

Oryon believes Elastolite, Oryon’s trademarked electroluminescent lamp, is a disruptive platform lighting technology.  Unlike reflective tapes, an electroluminescent lamp emits light by the direct conversion of electrical energy into light through energized phosphors.  Although electroluminescent lamp technology is not new, Elastolite broke through restrictive barriers previously existing that limited the growth of electroluminescent technology.

•	Elastolite is a unique form of electroluminescent lamp

•	Elastolite is 3-dimensional, elastomeric, membranous Polymer Thick Film (PTF)

•	Elastolite can be printed directly on almost any surface

•	Elastomeric is a polyurethane ink structure

Advantages of Elastolite

                Edmund Castillo                                       Disney/Adidas                           Occupational Safety            Life Preserver

1. Edmundo Castillo – The Edmundo Castillo shoe shown above is currently being produced by Edmundo Castillo, a leading maker of couturier shoes, for delivery to stores for fall 2012.

2. Disney/Adidas – The Adidas sneakers shown above were sneakers provided by Adidas and lit by Oryon for promotion of Disney’s movie Tron Legacy. They were displayed at Comic-Con in 2010. Adidas, Disney and Oryon worked together on this promotion. These shoes were sold at a charity event sponsored by Disney.

3. Occupational Safety – The occupational safety jacket above is not in the market. It was developed by Oryon to show potential customers the safety advantages of lighting occupational safety apparel for occupational safety workers such as police, fire, EMS, construction workers, etc.

4. Life Preservers – The life preserver shown above is a mockup demonstrating the added safety feature Elastolite can bring to boaters or people working in a water environment. The life preserver is not currently in the market.

The above characteristics permit Oryon’s Elastolite to be advantageously positioned alongside other lighting technologies such as traditional EL and light emitting diode (“LED”) technology.  Oryon believes Elastolite offers multiple advantages over existing light technologies such as:

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Water Resistant – Elastolite, unlike LED’s and traditional EL, is an all-weather lamp. Although it is not, in its natural state, totally waterproof, it is highly water resistant. It can be machine washed and dried. Unlike competitive lighting sources, it is a natural addition to any article of clothing, gear, or safety related product that is used or worn in an outdoor environment or to most outdoor displays where resistance to adverse weather is required.

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Elastomeric and Moldable – Elastolite is 3-Dimensional. Not like traditional EL or LED’s, it can stretch, bend, fold or literally be united with almost any application where flexibility and malleability are important. Elastolite is extremely thin. The thinness and elastomeric malleable characteristics permit Elastolite to be applied or printed to clothing where movement and comfort are important or it could, with some additional development, be placed directly under or in-molded into individual keys on keypads or push buttons on membrane switches thereby maintaining a tactile feel while providing a uniform high quality light literally unobtainable by competing light sources.

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Durable – Distinct from traditional EL, due to its elastomeric, membranous and homogenous polyurethane structure, Elastolite will not crease or break when folded, bent or compression molded. It can withstand both heat and cold, yet generates no heat of its own. In switch and keypad applications it has successfully been tested to over 10,000,000 actuations. These characteristics permit Elastolite to be molded, used directly under laptop and membrane switch keypads, withstand the rigors clothing applications require and survive uses on outdoor applications such as outdoor displays, equipment, and rainwear in addition to multiple military applications.

•
Economical– Elastolite, although capable of being created with thermally cured inks, is principally built based on Ultra Violet (“UV”) cured inks. This permits Elastolite to be printed on high speed roll-to-roll printing equipment and can eliminate costly elongated thermal heating equipment required by most all traditional EL lamp systems. Additionally, as opposed to printing on an ITO PET substrate like traditional EL, Elastolite can be printed on almost any substrate and printed only where light is needed thereby eliminating wasted materials and integration and assembly labor. Oryon’s membrane switch patents also eliminate most all hand assembly required when building a membrane switch.

•
Moldable – Elastolite can be in-molded or compression molded into or onto plastics. Because of the durable and elastomeric advantages described above, Elastolite can withstand the pressure, heat and deformation required when in-molding it into plastic applications. This opens up multiple potential applications such as lit cell phone cases, lit logos on company products, and lit decorative effects printed with graphics on multiple plastic products. It permits light to take the shape of the product or application onto which it is placed.

•
Uniform Light – Elastolite is a blanket uniform light as opposed to a LED point light. Although not as bright as an LED; in poor visibility or at night, it can be seen more easily. Since the light can be placed directly where light is needed, the resulting effort is a uniform high quality light thereby enhancing the value of any product where quality of light and image is important.

Because of its unique characteristics and competitive advantages, Oryon believes Elastolite is an enabling technology that allows new and innovative uses of light in product applications in which light, using any other lighting technology, previously was not practical or cost effective. Unlike other lighting technologies, due to its elastomeric, durable and cost effective features and thereby its ability to be folded, crushed, molded, and washed, Elastolite opens up the possibility of multiple breakthrough innovative applications spanning numerous industries.

Intellectual Property

Oryon’s intellectual property (“IP”) position  has provided the company with a strong competitive position.  As of the Closing Date, Oryon  had 62 patents either issued or pending including  18 U.S. patents (17 issued and one pending) and 44 international patents (31 issued and 13 pending). Oryon’s core patents relating to its Elastolite technology include developing a lamp in a membranous form, the use of UV cured inks in a membranous lamp, construction of a lit membrane switch through a continuous printing methodology and others related to the manufacturing or construction of the lamps.  The dates of issuance for the issued patents are principally between January 2004 and May 2009, although several patents were issued as recently as early 2012 and 14 were issued prior to January 2004, with the earliest being January 5, 1999.  The jurisdictions of the foreign patents are as follows: Australia (1), Belgium (1), Canada  (2), China (6),  EU/PCT (8), France (1), Germany (2), Great Britain (2), Hong Kong (2), Italy (1), Japan (6), Mexico (1),  Netherlands (1), Singapore (1),  South Korea (2), Spain (2), and Taiwan (5).  Expiration dates are principally between December 2017 (11 expire before that date) and December 2021 (5 expire after that date).

Oryon has two biometric patents that Oryon management believes, when they are developed, will permit the launch of multiple, high volume, cost effective biometric applications. Oryon has patents throughout Europe, Asia and the Americas that are issued or pending.  Oryon keeps developing its technology and with the support of the funding provided by future financings, will continue to expand, maintain and enforce patent rights and protect its IP and trade secrets.

Oryon’s technology comprises three basic components: the core EL lamp, electronics to power the lamp, and the interconnect system between the lamp and the power system.  Through outsourcing, Oryon has established the infrastructure, principally through third parties, to scale the manufacturing of the technology.  Oryon continues to develop the technology to gain cost advantages, improve performance and functionality, and to support new applications.  The technologies, processes and designs described in Oryon’s patents are incorporated into many of Oryon’s important products and expire at various times.

Oryon has developed significant processes and methodologies for integrating Elastolite systems into end-user applications and products in the textile and membrane switch markets, successfully tested in molding Elastolite into plastics and moving forward with the concept that Elastolite can be printed on high speed roll-to-roll printers. Oryon also has successfully worked with many of its customers’ contract manufacturers and assemblers to integrate Elastolite into their manufacturing operations. In addition, Oryon has setup and managed relationships with low cost, high quality contract manufacturers.

These patents which protect Oryon from certain potential competition come at a high cost.  The average cost to obtain a patent ranges anywhere from $25,000 to $100,000 per patent in addition to the annual financial maintenance requirements Oryon must pay to maintain the patents. Failure to pay maintenance fees on each outstanding patent will cause a loss of the patent in the individual country in which the patent’s renewal fee is not paid.  Fees can range as high as $3,000 per renewal.

Each country has its own rules and regulations for both obtaining and maintaining patents although there is coordination and streamlining of processes between European Union countries. Patents can be filed in one filing for multiple countries, and once approved, individual countries where the patent will be effective can be selected.  Cooperation also exists in filings between the European Union and the U.S.

Patents, even when approved and issued can still be challenged by third parties as not being valid. The possibility always exists that there are competing patents or technologies existing at the time the patent was issued that were overlooked when the patent was issued.  Patents can be challenged and lost based on previously existing prior art. There are also multiple rules and regulations one must follow when challenging a patent or making claims when prosecuting a patent.  Patent law is complex and expensive. Although Oryon feels secure with its patents, there always remains the possibility that challenges to these patents may arise and Oryon’s patents invalidated.

Oryon will continue to evaluate the business benefits in pursuing patents in the future.  Oryon currently protects all of its development work with confidentiality agreements with its engineers, employees and any outside contractors.   However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute Oryon’s intellectual property or technology or otherwise develop a product with the same functionality as Oryon’s IP. Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, Oryon cannot be certain that the steps its has taken or will take in the future will prevent misappropriation of its technology or intellectual property, particularly in foreign countries where Oryon may do business, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

Products and Distribution

Although Oryon has the potential to create multiple applications and products in multiple industries, Oryon management has determined to attack these markets not with its own products that would require unique design, development, marketing and manufacturing expertise and capability, but rather by targeting established brands, retailers or companies with proven revenue streams, known channels of distribution and consumer acceptance and in cooperation with these companies let Oryon’s technology become an integral part of these companies’ products.  Oryon’s targeted customers typically have design, development and marketing teams as well as factories capable of producing their products in mass. Oryon will work with the designers and product developers from these companies to design Oryon’s Elastolite and supporting technology into their own products and through technology transfer, teach their factories how to integrate Elastolite into their manufacturing process. To date, Oryon has worked with or provided Elastolite, through license agreements, to the following companies: leading Fortune 100 company, leading Fortune 500 sports apparel and shoe brand, Lands End, leading international sport and shoe brand, Marmot Mountain, Rogers Corporation, Motorola, Puma, Under Armour and Disney.

Oryon has and will distribute Elastolite through multiple brands and corporations seeking the ability to differentiate their products with Oryon’s Elastolite. Oryon’s customers have been and will principally be established leaders in their respective industries with defined channels of distribution and product acceptance. As Oryon expands into new industries or product applications, it will seek to partner with leading companies in each of its target markets.

Manufacturing

Oryon is not in the manufacturing business.  Oryon has in the past established and trained third party manufacturers capable of producing Elastolite in volume. Management anticipates continuing this policy and developing additional third party relationships in the future.  These manufacturers typically will be established through licenses granted to them by Oryon. Other than samples or small lots created for sales purposes, Oryon will outsource the production of Elastolite to these companies.  Oryon does not have any exclusive manufacturing agreements and at present, no outsourced manufacturer represents a significant portion of Oryon’s manufacturing business.

Oryon either designs the technology needed to operate Elastolite (principally inverters that power the Elastolite) or contracts the creation of the technology with third party design teams. All inverters must meet pre-established design and performance criteria established by Oryon. Once created and successfully tested, the manufacture of the electronics is contracted to third party manufacturers and assemblers, both domestic and foreign. Oryon itself does not manufacture, other than prototypes, any of the electronics needed to operate Elastolite.

To ensure that Elastolite and the products in which Elastolite is used is of the highest quality and standards, Oryon has and continues to establish quality control systems and procedures at all levels of product development, design and manufacturing regardless of the customer or the factory in which it is produced. Some of the procedures pertain to the following:

•	Testing and understanding the specifications of all materials on which Elastolite is placed.
•
Working closely with Oryon’s customers’ design and product development teams, at the earliest stages of product creation, to ensure that Elastolite is properly designed into their product and is capable of low cost mass production.

•
Manufacturing guidelines and procedures are established with Oryon customers’ factories and Oryon technical transfer engineers train the factories in low cost methods of integrating Elastolite into the manufacturing process.

•	Continual audit of third party manufacturers.
•	Establishment of well-defined processes and standards that must be met in manufacturing.
•	Quality control on all materials used in each stage of manufacture.
•	Continual monitoring and adherence to environmental rules and regulations and the meeting of proper working conditions under which Elastolite is produced.

Industry and Competition

Oryon positions itself alongside other lighting technologies such as traditional EL and LED.  In management’s opinion, Elastolite is an enabling, innovative technology allowing the use of light in products and applications that heretofore were not practical or cost effective.

As a result, Elastolite is defining its own application space.  This is especially true in the textile market, where other lighting technologies have limited capabilities.  Among its primary competitive advantages, Elastolite is positioned in applications demanding ruggedness, durability, wearability and flexibility.

	Elastolite	Traditional EL	LED
Temperature	Cool	Cool	Warm
Lighting	Uniform	Uniform	Point
Thickness	Ink Layer	Ink Layer +	Surf. Mount
Flexibility	Rubber Like	Semi-Rigid	Rigid
Water Resist.	Yes	No	No
Moldable	Yes	No	No

Traditional EL.  Traditional EL is typically used as backlighting in conditions where high flexibility is not required, need for ruggedness is average and water resistance is not an issue. Traditional EL is at a distinct disadvantage to Elastolite in the switch segment since Elastolite is capable of applying its light directly behind, or directly onto, a key. Traditional EL providers actually cut out the key placements from a polyethylene terephthalate (PET) substrate containing EL. Through Oryon’s patented printing process for switches, customers can save money, improve manufacturing, and improve the quality of lighting.  Within the apparel space, conventional EL products are very limited because traditional EL cannot be washed, without incurring additional costs to waterproof, and is rigid or semi-rigid in nature.

LED.  LED is normally deployed as a point light source where there is average need for ruggedness, little need for large areas of uniform light, and no need for flexibility or water resistance. LEDs are typically used as indicator lights, in camera displays, and in cell phones.  More recently LEDs have advanced in brightness characteristics and are being positioned as a replacement to incandescent lighting technology.  The pointed nature of LEDs creates non-uniform light which cannot be channeled effectively onto the intended surface. This creates a low quality appearance, especially in switch applications. In addition, as the trend toward miniaturization continues, LEDs are in many cases not thin enough for membrane switch applications. Many switch applications require extensive flex at one or more connection points, which LEDs cannot handle. In addition, the price-power-quality tradeoff is not optimal. LED prices in the switch segment increase proportionately with the number of LEDs used in a particular application. Because Elastolite is a blanket light, it can achieve full coverage of uniform light that cannot be achieved  by LEDs. The more LEDs required in a particular application to achieve a given light effect, the higher the cost.  In any given application, the cost advantages/disadvantages between LED’s and Elastolite are based on the quality of light demanded and the number of LEDs required to obtain that quality.

We believe that Elastolite should be the light of choice where high-quality uniform lighting is required that needs to be thin, malleable, washable and durable when exposed to multiple stresses.  It is not the light of choice for all applications.  Traditional EL and LEDs may be preferred when used in non-stressed environments where brightness is needed.  LEDs can be cheaper to use than Elastolite where quality of light is not paramount.  In addition, traditional EL presently requires less power than Elastolite to achieve the same brightness although we believe this advantage will be short lived.  LEDs can be used in full color active displays whereas neither Elastolite nor traditional EL can presently be used in this manner.  Nevertheless, we are not aware of any significant competitors utilizing LEDs or traditional EL for stressed applications such as apparel where we are focusing our marketing efforts.

To the extent that we pursue applications in non-stressed uses such as keypad backlighting or similar uses, we view our competition to consist of other light sources or technologies, such as traditional EL, LEDs, fiber optics or organic light-emitting diodes (OLED).  Oryon has focused on target markets where it has significant advantages relative to these other technologies.  Oryon views competitors in many of its market segments as potential customers because Elastolite can offer solutions that are complementary to competitors’ existing applications.  Traditional EL is a limited market, therefore no dominant player exists.  There are many small companies in the field.  Some of the leading players in the field include Rogers Inc., Hansung, Planar, EL Korea and DuPont.  Newer entrants include Lyttron (subsidiary of Bayer), Salux and others that may have pursued alternative EL technologies; however, Oryon is not aware of any market traction related to a competitive technology.

Oryon is focused on continuing the development of its IP and know-how, aligning itself with the strongest possible strategic partners and expanding its infrastructure to service customers in its target markets.  We believe these activities will increase barriers to potentially competitive technologies.

Markets

Because Oryon’s Elastolite is a platform lighting technology, management believes that lit applications heretofore untried, impractical or ineffective as a light solution are now possible to achieve. Two examples are the Motorola Razr cell phone and lighting on clothing and gear.

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Motorola, in building a state-of-the-art icon cell phone, wanted the phone to be both thin and provide uniform lighting in the keypad. Without adding a multiplicity of LED’s, uniform light would be hard to achieve as the LED could not be placed directly under the keypad and even if it were, the tactile feel of the keypad would be lost. Further, Elastolite, being extremely thin, helped the overall objective of thinness of the cell phone.  Traditional EL was not practical to use.  Although it was thin, and even flexible, it was neither malleable nor durable.  It would not wear satisfactorily and the tactile feel would be lost. The solution was Elastolite. To date over 100,000,000 cell phones have been produced using Oryon’s Elastolite technology.

•
Outdoor Apparel and Occupational Safety Clothing and Gear: Lit clothing in the past, although possible, was either impractical, difficult to wear, not cost effective or suited for an outdoor environment or for washing. Elastolite eliminated these obstacles. Being washable, malleable, durable and friendly to outdoor environments, it developed clothing applications that were market tested and validated.  As a result of the information learned from these tests, Oryon was able to refine Elastolite and its electronic system to where a Fortune 500 Company and the leading sports apparel company, integrated it into a product for retail introduction in late fall/winter 2009-10.  In addition, the world’s leading company in reflective materials and office products, a Fortune 100 company, licensed in December 2008 the use of Elastolite to integrate with their existing product mix. Elastolite caters to multiple multi-billion dollar companies and markets. The above are just a few examples of these markets.  The premier markets for Elastolite include:

• Outdoor Apparel, Textiles and Gear	• Gauges
• Occupational Safety Apparel and Products	• Lit bicycles and Motorbikes
• Keypads and Membrane Switches	• Carpet Runners
• In-Molded and Compression Molded Products o Cell Phone Cases o Keypads	• Household Appliances o Microwaves o Air Conditioning Units, Etc.
• Automotive o Dashboards and Controls o Decorative o Safety	• Security Systems
• Costumes	• Outdoor Advertising and Displays
• Point of Sale	• Outdoor Equipment
• Decorative Floorings	• Military
• Toys and Games	• Multiple Miscellaneous Applications

Seasonality

Elastolite is global in usage and its seasonality is dependent on the applications to which it becomes attached. As an example, many outdoor utilitarian products, although used year round, will achieve their highest outdoor utility during periods of the greatest and longest darkness; fall through spring.  Some products such as toys and decorations will reach their highest consumer consumption during the holiday Christmas season. Other applications such as military and automotive have no seasonality.

Government Regulation

Being a new technology, there are few governmental regulations that directly affect Elastolite. Regardless, Oryon’s larger customers have established many environmental and work place regulations that do affect their suppliers and contractors.  Oryon, although typically a second tier supplier to these customers, must meet the environmental and workplace standards established by each of its customers.  Most of these standards overlap from one company to the next although Oryon must be careful that it meets, at a minimum, all standards established by its customers.

In addition, in the United States, Oryon is or may be required to comply with certain federal health and safety laws, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws regulating the sales of products in schools, and various other federal statutes and regulations.  Oryon may also be subject to various state and local statutes and regulations, including California Proposition 65 which requires that a specific warning appear on any product that contains a component listed by the State of California as having been found to cause cancer or birth defects.  Many of our customers who sell products in California may be required to provide warning labels on their products.  Oryon relies on legal and operational compliance programs, as well as local counsel, to guide its businesses in complying with applicable laws and regulations of the jurisdictions in which it does or plans to do business.  Further, the conduct of Oryon’s businesses, and the production, distribution, sale, advertising, labeling, safety, transportation and use of Elastolite, are and will be subject to various foreign laws and regulations administered by government entities and agencies in markets where Oryon may operate and sell Elastolite. It is Oryon’s policy to abide by the laws and regulations that apply to its business.

Also, Oryon must be careful it understands and adheres to standards established in the U.S., the European Union and multiple Asian countries where Elastolite is produced and potentially distributed in addition to Underwriters Laboratories Inc. (UL) and Conformance European (CE) standards established on the electronic components used to power Elastolite.

Oryon does not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on its operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on Oryon’s business in the future.  Oryon is also committed to meeting all applicable environmental compliance requirements.  Environmental compliance costs are not expected to have a material impact on Oryon’s capital expenditures, earnings or competitive position.

Employees

Oryon has six full-time employees.  Occasionally, Oryon engages temporary part-time workers to assist in the completion of specific assignments or projects. All employees receive healthcare benefits and are offered the opportunity to participate in a 401(k) plan.  No employees are covered by collective bargaining agreements.  All management employees of Oryon have employment agreements with individually customized terms.  Oryon has an equity incentive plan and all Oryon employees are eligible for stock option grants.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

Oryon has limited revenues and has incurred losses.

Oryon has limited revenues and we anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate additional revenue or receive additional investment to continue operations. In 2010 and 2011, Oryon had losses of approximately $1.5 million and $1.6 million, respectively.  Based on Oryon’s current business plan, Oryon anticipates that it will continue to incur losses through the year ending December 2012.

We  operate  a business that is highly speculative and may not generate any profit.

There can be no assurance that Oryon’s products will have commercial viability and/or that Oryon’s plan to develop and exploit Oryon’s technology is feasible.  Because of the numerous risks and uncertainties associated with developing and marketing new technologies, we are unable to predict the extent of any future profits, if at all.  We have financed operations and internal growth primarily through funding provided by limited investments in to date and funds generated from operations.  To date, we have devoted substantially all of our efforts to research and development, infrastructure building and initial marketing activities.  There is no guarantee the cost estimates used by us or the sales volumes projected are accurate and will be attained.  An inability to meet sales volumes as forecast or to achieve assumed cost figures could have a negative impact on our profitability, cash flow and survival.  Some of the initial sales volumes that we are projecting are expected to be in the apparel and gear areas.  These areas are highly volatile and sometimes affected by economic conditions beyond our control, which could impact planned sales volumes and could negatively impact our finances.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended December 31, 2011.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from limited revenues, equity and debt financings.  We currently do not have adequate capital or revenue to meet current or projected operating expenses.  We anticipate needing substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.  Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt and could increase our expenses, and would be required to be repaid regardless of its operating results.  Moreover, we may issue equity securities in connection with such debt financing.  Equity financing, even if obtained, could result in ownership and economic dilution to our existing stockholders and/or require us to grant certain rights and preferences to new investors.  In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current operations.

We do not currently have credit facilities or arrangements in place as a source of funds and there can be no assurance that we will be able to raise sufficient additional capital or raise such capital on acceptable terms or raise such capital when we need it.  If such capital is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or stop the development of our products and/or cease our operations.

Substantially all of our assets secure outstanding Series C Convertible Notes.

We owe $2.7 million principal amount under our 5% Series C Convertible Notes (“Series C Notes”) due December 31, 2012.  The Series C Notes are secured by substantially all of the assets of Oryon, including all of Oryon’s patents and other intellectual property.  The Series C Notes convert to equity in the event that Oryon receives a qualified financing of at least $2 million.  In the event that Oryon does not receive a qualified financing and is unable to repay the Series C Notes (including accrued interest) by December 31, 2012, the holders of the Series C Notes may elect to foreclose on the assets of Oryon which could result in a sale of all of Oryon’s assets. In such event, no assurance can be given that our assets could be sold for an amount that would be adequate to repay our debt or result in any net proceeds to our shareholders.

There is a risk of potential negative dilution if Series C Notes are converted or outstanding Company options and warrants are exercised.

At December 31, 2011, there were $1.0 million Series C-1, $1.1 million Series C-2 and $0.6 million Series C-3 Notes outstanding. The Series C Notes are convertible to Company common stock at the rate of $0.0625 (Series C-1 Notes), $0.1875 (Series C-2 Notes) or $0.15 (Series C-3 Notes) under certain conditions, as specified in the Notes.  As of the same date, there were outstanding 1,015,139 warrants to purchase 1,015,139 shares of Company stock at $0.31 per common share.  In addition, as of December 31, 2011, there were 295,388 options outstanding exercisable at prices ranging from $0.13 per common share to $0.63 per common share.  As such, in the event all or some of the foregoing notes, options and warrants are converted or exercised, as applicable, substantial dilution to our existing stockholders may occur.

If our products or technology do not gain market acceptance, we may not be able to fund future operations.

There can be no assurance that our products or technology will have commercial viability and/or that our plan to develop and exploit our technology is feasible.  A number of factors may affect the market acceptance of our products, including, among others, the perception by consumers of the effectiveness of our products, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products do not gain acceptance by consumers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

If we underestimate our operating expenses, we may not be able to fund future operations.

To date, we have devoted substantially all of our efforts to research and development, infrastructure building and initial marketing activities.  There is no guarantee that our cost estimates or projected sales volumes are accurate and will be attained.  An inability to meet sales volumes as forecast or to achieve assumed cost figures could have a negative impact on our profitability, cash flow and survival.

We expect our operating expenses to increase in connection with the continued development of our products and technology and expansion of our marketing activities.  We may also incur costs and expenses that are unexpected, in excess of amounts anticipated or are otherwise not contemplated or provided for in connection with our business plan.  If these or other costs or expenses are incurred, it could have a material adverse effect on our financial performance.

Any failure to adequately establish outsourcing capabilities and an internal and distributor sales force will impede our growth.

We require adequate arrangements with third party outsourcing sources to manufacture our products.  Any failure to enter into and maintain such arrangements would adversely affect our growth.  In addition, we expect to be substantially dependent on an internal and distributor sales force to attract new consumers of our products and technology. We believe that there may be significant competition for qualified, productive sales personnel and distributors who have the skills and technical knowledge necessary to promote and sell our products and technology. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in establishing our sales network. If we are unable to develop an efficient sales network, it will make our growth more difficult and our business could suffer.

Our failure to accurately estimate demand for our products and technology could adversely affect our business and financial results.

We may not accurately estimate demand for our products and technology. Our ability to estimate the overall demand for our products and technology is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products and technology we might not be able to satisfy demand on a short-term basis.  Moreover, industry-wide shortages of certain electronic and lighting components, parts or raw materials have been, and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of our products by our customers and could have a material adverse effect on our business and financial results.

Changes in consumer preferences may reduce demand for our products and technology.

Our future success will depend upon our ability to develop and introduce different and innovative lighting solutions and applications for Elastolite. In order to develop our market share, the impact of our products must address a consumer need and then meet that need in the areas of quality and derived benefits. There can be no assurance of our ability to meet that need and there is no assurance that consumers will purchase our products. Additionally, our products are considered premium products and to maintain market share during recessionary periods we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some consumer electronic products in which our products may be used may be limited to a few years before consumers’ preferences change. There can be no assurance that our products will become or remain profitable for us. Our industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product initiatives. We also may be unable to penetrate new markets. If we are unable to address any or all of these issues, it may affect our ability to produce revenues and our business, financial condition and results of operations will be adversely affected.

If we are unable to develop and establish brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to develop and establish brand image for our products, lighting solutions and applications for Elastolite. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our products’ brand image or consumer preferences. Product quality issues, real or imagined, or allegations of product defects, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely.  Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance. While we do not expect to have any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we do experience product liability claims or a product recall, our financial condition and business operations could be materially adversely effected.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;
•	The price we pay may exceed the value we eventually realize;
•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;
•	Potential loss of key employees from either our current business or the acquired business;
•	Entering into markets in which we have little or no prior experience;
•	Diversion of management’s attention from other business concerns;
•	Assumption of unanticipated liabilities related to the acquired assets; and
•
The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are subject to.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;
•	Continuing to develop our technical expertise;
•	Enhancing our engineering and system design services;
•	Developing services that meet changing customer needs;
•	Advertising and marketing our services; and
•	Influencing and responding to emerging industry standards and other changes.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our products.

In designing, developing and supporting our products, lighting solutions and applications for Elastolite, we rely on many third party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Current global economic conditions may adversely affect our industry, business and result of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution, sale and marketing of our products and technology are subject to the rules and regulations of various federal, state and local agencies, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, and advertising of or pertaining to our products and technology. New statutes and regulations may also be instituted in the future. Compliance with applicable federal and state regulations is crucial to our success. Although we believe that we are in compliance with applicable regulations, should the federal government or any state in which we operate amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. Such regulations could require the reformulation of certain products to meet new standards, market withdrawal or discontinuation of certain products we are unable to redesign or reformulate, imposition of additional record keeping requirements and expanded documentation regarding the properties of certain products.  Failure to comply with applicable requirements could result in sanctions being imposed on us or the manufacturers of any of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution. Further, if a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be required to have the packaging of our products changed which may adversely affecting our financial condition and operations. We are also unable to predict whether or to what extent a warning under any of applicable statute would have an impact on costs or sales of our products.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. Currently, and going forward, we expect to rely on a combination of U.S. and foreign patents, trademarks, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources.  We rely in part on our currently issued patents to support competitive position.  There can be no assurance that some of our patents will not be challenged at a later date.  There can be no guarantee that we will be successful in obtaining additional patents that we may need at a later date to support certain growth initiatives.  Our ability to defend our patents, if they are challenged, or the inability to obtain certain patents in the future, could have a Material Adverse Effect in future periods.  If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

The intellectual property to support our intermediate and long-term growth plans continues to be developed and there can be no assurance that we will complete such process.  The addition of intellectual property to support this growth is particularly dependent on the continued services of our technology team and its ability to develop additional technologies to support such growth plans.  If we do not have the financial resources to develop the intellectual property to fully support these growth plans, our ability to develop future products and refinement of current products could be negatively impacted.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

The electronic and alternative lighting industries are characterized by vigorous protection and pursuit of intellectual property rights and positions, which results in protracted and expensive litigation for many companies. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling products or using technology or manufacturing processes that contain the allegedly infringing intellectual property;
•	pay damages to the party claiming infringement;
•	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and
•	attempt to redesign those products that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who do or will compete directly with our current and planned products, technology and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future. Our inability to compete effectively with larger companies could have a Material Adverse Effect on our business activities, financial condition and results of operations.

If we are unable to attract, train and retain marketing, technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain marketing, technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified marketing, technical and financial personnel, and there can be no assurance that we will be able to attract or retain our marketing, technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers.  In particular, our performance depends, in large part, upon our officers and their existing relationships in the industry.  We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We are subject to manufacturing risks.

We intend to use contract manufacturers for a majority of our production volumes.  There can be no assurance that contract arrangements will be finalized or maintained at cost levels that will insure that we achieve the necessary gross margin to attain profitability.  Any interruption in the manufacturing capacity or production of contract manufacturers would impact their ability to complete orders under contract terms or accept new orders and could have a negative impact on our sales and financial viability.

We are subject to production risks.

Some of our products and technology have not undergone extensive field and consumer testing.  If failure of our products or technology should occur, we could be subject to warranty claims and other liabilities which could have a negative effect on our financial stability and further negatively affect both current and future sales.  Certain of our important raw materials are available or obtained from a limited number of suppliers at the current time.  Should one of these suppliers discontinue its production or distribution of these materials, unless we have developed additional suppliers in the interim, the result would have a materially adverse impact on us and could result in our production being suspended until an acceptable substitute could be found.

We are subject to potential technological obsolesce.

Our success is based on our ability to capitalize on our core patents and intellectual property in the marketplace and continue, through research and development, to develop improved technology.  Other companies may develop technology that leapfrogs our existing technology thereby making our technology obsolete.  Advancements could materially adversely affect our growth and future business.

We are subject to marketing risks.

The markets that we targeted as immediately viable are subject to changing consumer trends and personal taste and could be impacted by factors outside our control.  Any economic factors which impact our markets could have a negative impact on us and our financial performance.  Certain of the markets that we have targeted are classified as “high tech” and as such are subject to rapid technological advancements as well as high barriers such as cost, vendor status, criteria and time constraints. If any of these markets are subject to adverse economic conditions or experience an economic downturn, we could be negatively impacted.

After we introduce some of our products to the market, it is expected that we will attract an increased level of competition from companies that make products that are similar to our product.  Any increased level of competition from other companies in the areas that we have targeted could lead to lower margins than projected and have a negative impact on us.  We have made assumptions on the timing and cycles to market that, if in error, could adversely impact future revenue and cash flow.

Our products are subject to government regulations and customer requirements regarding safety matters that may require significant expenditures by us to ensure compliance.

Our products (and certain uses of our products) may be subject to governmental regulations for compliance with applicable safety standards.  Any failure to comply with such standards could subject us to both governmental fines as well as possible claims by consumers.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with, existing and future requirements could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board.  These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  In particular, under SEC rules, we are required to include management’s report on internal controls as part of our annual report pursuant to Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to be substantial.  We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

We are subject to certain risks arising in connection with the Merger.

Pursuant to the Merger, we undertook certain commitments to Oryon to provide capital to fund Oryon’s operations and other commitments.  In the event that we fail to raise the aggregate amount of capital of $2 million during the time period as provided in the Merger Agreement, we will be required to issue additional shares of common stock (the “Contingent Shares”) to the stockholders of the Company in order to adjust the outstanding ownership of the Company to give effect to the Company’s inability to fully fund its capital commitment to Oryon.  If the Company is required to issue such Contingent Shares, this would result in a corresponding dilution of our current shareholders’ ownership interest in the Company.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we currently have 600,000,000 shares of common stock authorized and 50,000,000 shares of preferred stock authorized.  At the closing of the Merger, we will have  32,702,121 shares of common stock issued and outstanding and up to an additional 222,190,934 shares issuable upon conversion of the Series C Notes, exercise of outstanding options and warrants and issuance of Contingent Shares.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.  In addition, we may elect to issue preferred stock or other securities in the future having rights and preferences greater to our common stock.  Our Articles of Incorporation provide that the Board may designate the rights and preferences of preferred stock without a vote by the shareholders.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is not listed on any stock exchange.  Although our common stock is quoted on the OTCQB, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCQB. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all.  Many brokerage firms may not be willing to effect transactions in the securities.  Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, lack of available credit, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Merger, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the

Company’s Current Report on Form 8-K is filed with the Commission reflecting the Company’s status as a non-”shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of the Company’s Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse mergers to list on an exchange may limit our ability to become listed on an exchange.  We would be considered a reverse merger company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financials.  We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list.  We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  In order for the minimum stock price requirement to not apply, we must satisfy the one year trading requirement and file at least four (4) annual reports with the SEC after the Merger.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

Description of Property

The principal executive offices for the Registrant are located at: 4251 Kellway Circle, Addison, Texas 75001.  The rent for this property and related expenses is $6,597 per month.  The Registrant’s main telephone number is: (214) 267-1321 and its fax number is (214) 267-1303.  The Registrant’s website is located at: http://oryontech.com/

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of Oryon and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements.  The summary consolidated financial information has been derived from the audited consolidated financial statements for Oryon and its subsidiaries for the years ended December 31, 2011 and 2010.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

Historical Financial Performance of Oryon

The following represents the past financial performance for Oryon as of and for the years ended December 31, 2011 and 2010.

	Year ended December 31,
	2011	2010

Income Statement Data:
Product sales	$95,165	$100,126
Cost of goods sold	(64,501)	(68,477)
Gross profit	30,664	31,649
Other revenues	65,776	422,945
Total revenues	96,440	454,594
Operating expenses	(1,545,781)	(1,951,612)
Income from operations	(1,449,341)	(1,497,018)
Interest income	9	879
Interest expense	(262,750)	(281,592)
Gain on extinguishment of debt	-	264,676
Net other income (expense)	63,168	(27,819)
Net loss before tax	(1,648,914)	(1,540,874)
Income tax expense	-	-
Net loss after tax	(1,648,914)	(1,540,874)
Non-controlling interest	1,328	1,960
Net Loss attributable to members	$(1,647,586)	$(1,538,914)

	As of December 31,
	2011	2010

Balance Sheet Data:
Cash and cash equivalents	$86,685	$144,787
Total current assets	170,523	372,226
Total assets	380,000	648,218
Total current liabilities	1,409,290	631,979
Notes payable, net	1,649,874	1,386,279
Total members’ deficit	$(2,679,164)	$(1,370,040)

	Year ended December 31,
	2011	2010

Cash Flow Data:
Net cash used in operating activities	$(576,837)	$(1,246,827)
Net cash used in investing activities	-	(24,342)
Net cash provided by financing activities	524,132	418,563
Effect of exchange rates on changes in cash	(5,397)	5,281
Net decrease in cash and cash equivalents	$(58,102)	$(847,325)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Oryon and its subsidiaries for the fiscal years ended December 31, 2011 and 2010 should be read in conjunction with the Summary Selected Consolidated Financial Data and the consolidated financial statements of Oryon, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

OryonTechnologies, LLC (“we,” “OTLLC,” or “Oryon”) is the parent of three wholly-owned companies: OryonTechnologies Licensing LLC (“OTLIC”), OryonTechnologiesDevelopment, LLC (“OTD”), and OryonTechnologies International Pte. Ltd. (“OTI”).  OTLLC, OTLIC and OTD are Texas limited liability companies (“LLC”).  OTI is a Singapore-based corporation.  Operations at OTI were suspended in May 2009 and the company is inactive.  At December 31, 2011, OTI owns 51% of Oryon-Asia Pacific Safety, Limited (“OAPS”), which was formed in December 2006 as a Hong Kong Limited Company.  The other 49% of OAPS is owned by two non-affiliated individuals.  Operations at OAPS were suspended in February 2011 and the company is inactive.

Oryon is a research and  development and applications engineering company that developed multiple patents relating to electroluminescent (“EL”) lighting  (trademarked as “Elastolite”).  Elastolite enables thin, flexible, crushable, water-resistant lighting systems to be incorporated into multiple applications such as safety apparel, sporting goods, consumer goods and membrane switches, among others.

For the year ended December 31, 2011, Oryon had a net loss attributable to members of $1.648 million as compared to a net loss of $1.539 million for the year ended December 31, 2010, an increased loss of 7.1%.  There was no change in Oryon’s business plan and operations were comparable in both years. However, in 2011, Oryon was more negatively impacted by the effects of inadequate capital, which limited Oryon’s ability to effectively market its technology and create applications for new customers.  In July 2011, due to lack of capital, Oryon eliminated most of its work force, including all of its sales personnel, and began making only minimal payments on accounts payable in order to preserve capital.

In October 2011, Oryon signed the LOI with the Company in connection with the Merger.  In connection with the LOI, Oryon received funding of $325.0 thousand in exchange for promissory notes as of December 31, 2011 ($725.0 thousand as of the Closing) as advances against the proceeds to be received by Oryon from the sale of Company common stock at the Closing of the Merger.  At Closing, Oryon became a wholly-owned subsidiary of the Company and, as a result, the amounts due under the promissory notes between the Company and Oryon became intercompany obligations within the corporate group that have been cancelled. These advances provided Oryon with working capital to continue its operations and to make some repayments on outstanding liabilities.

Our management’s discussion and analysis of our financial condition and results of operations are only based on Oryon’s current business and operations.  Our previous results of operations are immaterial and will not be included in the discussion below. Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Comparison of the Year Ended December 31, 2011 to the Year Ended December 31, 2010

Gross Profit and Other Revenues

Gross profit and other revenues for the year ended December 31, 2011 decreased $358.2 thousand, or 78.8%, to $96.4 thousand for the year ended December 31, 2011 from $454.6 thousand for the year ended December 31, 2010. The decrease was primarily due to the decline in royalty and license fees of $350.0 thousand. In 2010, we earned and received $350.0 thousand in royalty fees on an agreement that expired that year.  No royalty and license fees were earned in 2011.

In addition, our gross profit on product sales revenues decreased $1.0 thousand, or 3.1%, to $30.7 thousand in 2011 from $31.6 thousand in 2010, primarily due to a 5.0% decrease in product sales, partially offset by a slight improvement in the cost of goods sold as a percentage of product sales revenues.  Cost of goods sold represented 67.8% of product sales revenues in 2011 as compared to 68.4% in 2010.

Operating Expenses

Total operating expenses for the year ended December 31, 2011, decreased $405.8 thousand, or 20.8%, to $1,545.8 thousand in 2011 from $1,951.6 thousand in 2010, as shown in the table below:

The primary reason for the decrease in total operating expenses is the reduction in the average number of applications development and sales/marketing personnel in 2011 as compared to 2010. Since Oryon’s capital resources were more severely constrained in 2011 than in 2010, Oryon management reduced personnel and compensation rates accordingly to conserve funds.  Reducing the number of employees not only reduced the wages expense and the payroll taxes and benefits expense, but also the travel and entertainment expense and office overhead associated with those positions.

Total applications development expenses decreased by $278.5 thousand, or 41.8%, primarily due to the reduction in personnel.  A secondary reason for the decrease is the $100.4 thousand, or 47.9% decrease in materials, equipment, services expenses in 2011 as compared to 2010.

Total sales and marketing expenses decreased $294.4 thousand, or 81.8%, in 2011 as compared to 2010 due to the reduction in sales/marketing personnel, as well as reduced compensation levels to remaining personnel in that functional area.  From July 2011 through the end of December 2011, Oryon had no sales/marketing employees.

General and Administrative Expenses

General and administrative expenses increased $194.3 thousand, or 23.1%, to $1,033.9 thousand from $839.6 thousand, primarily due to an increase in outside services expenses.  Outside services expenses increased $209.8 thousand, or 97.5%, to $424.9 thousand in 2011 from $215.2 thousand in 2010, as shown in the table below. The primary reason for the increase in outside services expenses was the increase in legal and accounting expenses related to a failed financing transaction with a private equity firm in 2011 and to a proposed merger with a publicly-listed company.  Both transactions required extensive document preparation and review by external legal counsel and auditing services by an independent certified public accounting firm. Consulting expenses decreased in 2011 as compared to 2010 because management determined that certain costs had to be reduced to conserve working capital as a result of the failed financing transaction.

In late 2010, Oryon management had engaged the services of a public relations consultant whose services were suspended in mid-2011 also due to the failure of the financing transaction.

Interest Expense

Interest Expense decreased $18.8 thousand, or 6.7%, to $262.8 thousand from $281.6 thousand despite the increase in accrued and unpaid interest on Oryon’s convertible notes payable, which increased $43.5 thousand, or 44.6%, to $140.9 thousand in 2011 from $97.4 thousand in 2010.  The principal reason for the decrease in interest expense was the decrease in the amortization of the debt discount for the beneficial conversion feature. The amortization of the debt discount for the beneficial conversion feature related to Oryon’s Series C-1 convertible notes payable, which was $103.5 thousand in 2011, was less than the sum of the amortization of the Series A notes payable of $180.8 thousand combined with the amortization of the Series C-1 convertible notes payable of $1.3 thousand, both in 2010, as shown in the table below.

Net Other Income (Expense)

Net other income (expense) increased $91.0 thousand, or 327.3%, to a net income of $63.2 thousand in 2011 from a net expense of $27.8 thousand in 2010.  In 2011, the other income of $63.2 thousand consisted of income related to OryonTechnologies International Pte. Ltd. (“OTI”), Oryon’s wholly-owned Singapore-based subsidiary.  In 2011, OTI received confirmation from the Singapore Economic Development Board (“EDB”) that OTI would not be required to repay an economic development grant received in 2007 to encourage employment in Singapore.  OTI had failed to meet its obligations under the EDB grant and had been carrying the obligation to repay the grant as a current liability.  However, OTI appealed to the EDB and, in 2011, was granted a waiver of the repayment requirement.  For the year ended December 31, 2010, the other expense of $27.8 thousand consisted of a loss of $49.0 thousand on the disposal of fixed assets principally in connection with the suspension of OTI’s operations in Singapore, with such loss partially offset by various non-recurring income items totaling $21.4 thousand.

Gain on the Extinguishment of Debt

The gain on the extinguishment of debt for the year ended December 31, 2010, is the result of the exchange of the Series A and Series B convertible notes payable for the Series C-1 and Series C-2 convertible notes payable, respectively, during 2010. There was no cash benefit to Oryon because the gain was the accounting effect of eliminating the unamortized debt discount for the beneficial conversion feature on the Series A convertible notes that was the result of having issued those notes with a conversion feature that was less than the market value of the membership units at the time of issuance of the convertible notes.

Taxes

In 2011, Oryon’s wholly-owned subsidiary OTI received an income tax refund of $5.2 thousand and eliminated a deferred tax liability of $12.3 thousand for a total Oryon consolidated tax benefit of $17.5 thousand.  Oryon is a limited liability company and, as such, does not accrue or pay income taxes.  However, OTI is a Singapore corporation that generated significant losses during its existence, became inactive in May 2009 and, in connection with the filing of the 2010 tax return, received a refund in 2011 for taxes paid in years prior to 2010.

Liquidity and Capital Resources

Sources and uses of funds

As of December 31, 2011, Oryon had cash and equivalents on hand of $86.7 thousand, and negative working capital of $1,238.8 thousand. On November 2, 2011, the Company entered into the Financing Agreement with Maxum under which Maxum agreed to: (i) invest $100.0 thousand in the common equity of the Company; and (ii) either invest an additional amount of up to $1,900.0 thousand in the common equity of the Company or assist the Company in securing all or a portion of such $1,900.0 thousand investment from alternate sources. Under the terms of the Financing Agreement, for each dollar invested, the investor(s) making such investment will be issued two (2) shares of common stock of the Company and a warrant to purchase two (2) shares of common stock of the Company with an exercise price of $0.75 per share and a term of five (5) years.  Between

November 2, 2011 and April 23, 2012, the Company received a total of $725,000 from subscriptions pursuant to the Financing Agreement resulting in the obligation to issue 1,450,000 shares and warrants to purchase an additional 1,450,000 shares, each with an exercise price of $0.75. Between November 2, 2011 and the Closing Date, the Company advanced a total of $725.0 thousand to Oryon and in return for a series of promissory notes from Oryon in the cumulative amount of $725.0 thousand. At the Closing Date, Oryon became a wholly-owned subsidiary of the Company and, as a result, the amounts due under the promissory notes between the Company and Oryon became intercompany obligations within the corporate group that have been cancelled. Subsequent to the Closing Date, the Company received a total of $775.0 thousand from two additional subscription agreements dated May 10, 2012, and May 15, 2012, pursuant to the Financing Agreement, resulting in the issuance, on or about June 3, 2012, of 1,550,000 shares and warrants to purchase an additional 1,550,000 shares, each with an exercise price of $0.75. The Company believes that its cash on hand and working capital will be sufficient to meet its anticipated cash requirements through 2012 provided that the additional financing of $500.0 thousand remaining under the Financing Agreement is successfully raised. Not including capital expenditures and costs directly related to revenues, monthly operating expenditures currently range between $125,000.00 and $150,000.00 per month. Management anticipates that an additional $1,000,000 to $3,000,000 in excess of the financing provided by the Financing Agreement will be necessary to fund operations over the next twelve to twenty-four month period subsequent to the Closing Date. See discussion above relating to Revenues and Capital Requirements.

Oryon’s sales cycle timing varies depending on the type of customer being served.  It can range from three (3) months for certain specialty promotions to 12-18 months for certain branded products from first contact with a prospective customer until product sales revenues can be reported.  During that period, Oryon works with the customer’s designs and engineers an application of its patented technology into the customer’s final product.  This requires substantial co-development with the customer’s personnel to meet the needs of the customer.  Accordingly, Oryon must have sufficient capital to fund administrative overhead, sales and marketing efforts and staffing expenses for an extended period of time before cash is received from customers.

In 2010, Oryon completed an exchange of the Series A and Series B convertible notes payable for the Series C-1 and Series C-2 convertible notes payable, respectively.  Each holder of a Series A or Series B note also received detachable warrants in connection with the exchange. This exchange was necessary to obtain a modification of the terms of the notes payable to enable Oryon to secure additional funding.  In 2010, after the completion of the exchange, Oryon began issuing Series C-3 convertible notes payable, with detachable warrants, obtaining additional funding of $418.0 thousand in 2010 and $75.0 thousand in 2011.  In addition, during 2011, Oryon issued $69.6 thousand in Series C-3 convertible notes payable, but without attached warrants to the lessor of Oryon’s office space in lieu of cash rent payments for the period of July 1 through December 31.

In early 2010, Oryon began negotiations with a private equity firm regarding an investment of $4.5 million into Oryon.  In late summer 2010, Oryon and the private equity firm executed a term sheet. In November 2010, Oryon and the private equity firm executed an agreement titled “Draft Securities Purchase Agreement” based on the transaction proposed in the term sheet that would have provided Oryon with sufficient capital to fund its business plan for the foreseeable future.  The letter of intent and the “Draft Securities Purchase Agreement” included a “no-shop” clause that effectively prevented Oryon with negotiating with any other potential source of funding until negotiations were terminated with the private equity firm. However, the private equity firm did not act in good faith, in management’s opinion, changing certain terms of the proposed transaction, failing to respond to Oryon’s communications and ultimately terminating the transaction without finalizing their contemplated “Series A Convertible Preferred Stock Purchase Agreement”. In attempting to complete the financing, Oryon incurred substantial legal expenses and accounting costs to meet the requirements of the private equity firm and to document the proposed transaction.  By June 2011, it was evident that Oryon would not be able to obtain funding from the private equity firm and management took further steps to conserve cash and reduce overhead.  In July 2011, Oryon terminated the services of all but two employees, cancelled consulting agreements and began contacting interested parties concerning short-term loans to continue funding a reduced level of operations.  Several existing investors provided a total of $114.0 thousand in exchange for unsecured promissory notes. In additional, Oryon Chief Executive Officer provided additional financing of approximately $90.0 thousand by personally paying certain Oryon expenses and filing an expense reimbursement request that was recorded as an accounts payable obligation.

In October 2011, Oryon began discussions with another investment firm, Balanced Financial Securities, concerning a merger with a publicly-listed company and a financing plan that would raise $2 million in new equity capital for Oryon.   A letter of intent was signed that same month and Oryon began working on a definitive merger agreement and on meeting the related requirements, including the completion of audited financial statements. The broker arranged for Oryon to receive $725.0 thousand (as of the Closing) in exchange for promissory notes that as a result of Oryon becoming, at the Closing, a wholly-owned subsidiary of the Company, the amounts due under the promissory notes between the Company and Oryon became intercompany obligations within the corporate group and subsequently were cancelled.  Without this advance, Oryon would not have been able to complete the Merger.  As compensation for Balanced Financial Securities’ assistance and introduction, we agreed to pay a finder’s fee of 2.5% in cash for any capital raised for Oryon and warrants to purchase shares of our common stock at $0.50 per share equal to 5% of any capital raised.

To meet our future objectives, we will need to meet our revenue objectives and sell additional equity and debt securities, which could result in dilution to current shareholders, or seek additional loans.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Our current cash requirements are significant due to planned development and marketing of our current products, and we anticipate generating losses.  In order to execute on our business strategy, we will require additional working capital, commensurate with the operational needs of our planned marketing, development and production efforts.  Our management anticipates that we should be able to raise sufficient amounts of working capital through debt or equity offerings, as may be required to meet our short-term obligations.  However, changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future.  We anticipate continued and additional marketing, development and production expenses.  Accordingly, we expect to continue to use debt and equity financing to fund operations for the next twelve months, as we look to expand our asset base and fund marketing, development and production of our products.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed.  Any failure to secure additional financing may force the Company to modify its business plan.  In addition, we cannot be assured of profitability in the future.

Net cash provided by (used in) operating activities

Net cash used in operating activities for the year ended December 31, 2011 was $(576.8) thousand, as compared to $(1,246.8) thousand for the year ended December 31, 2010. This decrease in cash used in operating activities was primarily due to the issuance of membership units in 2011 (a) in lieu of cash compensation to employees and (b) in lieu of rent. In addition, the net change in operating assets and liabilities provided cash of $330.3 thousand in 2011 as compared to only $139.9 thousand in 2010.

Net cash provided by (used in) investing activities

Net cash used in investing activities for the year ended December 31, 2011 was $Nil, compared to net cash used in investing activities for the year ended December 31, 2010 of $(24.3) thousand.

Net cash provided by financing activities

Net cash provided by financing activities was $524.1 thousand for the year ended December 31, 2011, as compared to $418.6 thousand for the year ended December 31, 2010.  In both periods, the principal source of capital was the issuance of short-term, convertible promissory notes to individual investors.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

	Payments due by Period
Contractual Obligations At December 31, 2011	Less than One Year	One to Three Years	Three to Five Years	More than Five Years	Total

Operating Lease Obligations	$79,164	$158,328	$98,955	$-	$336,447
Long-Term Debt Obligations	$-	$2,579,220	$-	$-	$2,579,220
Capital Expenditure Obligations	$-	$-	$-	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Other Long-Term Liabilities	$-	$-	$-	$-	$-

The above table outlines our obligations as of December 31, 2011 and does not reflect any changes in our obligations that have occurred after that date.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the consolidated financial statements and the accompanying notes.  Accounting estimates and assumptions are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgments and uncertainties.  All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements.  If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgments and estimates could change, which may result in future impairments of assets, among other effects.

Significant estimates for Oryon include the carrying value of intangible assets and the value of equity instruments, including convertible notes, stock options, warrants, and membership units issued in lieu of cash.

Recently Issued Accounting Pronouncements

There have been no new accounting rules or pronouncements introduced in 2011 that have had an effect of our financial conditions or results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Merger

The Company has one class of its stock outstanding, its common stock.  No preferred stock is outstanding.  The following table sets forth certain information as of April 27 2012, prior to the closing of the Merger with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of April 27, 2012, there were 17,800,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Executive Officers
Crystal Coranes, Chief Executive Officer, Director 340 Basa Compound, Zapate, Las Pinas City, Metro Manila, Philippines(2)	-	-
Rizalyn Cabrillas, Chief Financial Officer, Director 340 Basa Compound, Zapate, Las Pinas City, Metro Manila, Philippines(3)	-	-
All Officers and Directors as a Group	-
5% Shareholders
Thomas P. Schaeffer 3796 Chatham Court Addison, Texas 75001	2,000,000	11.24%
____________________

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	As a condition of the closing of the Merger, Ms. Coranes resigned from any and all officer and director positions held by her effective May 4, 2012.

(3)	As a condition of the closing of the Merger, Ms. Cabrillas resigned from any and all officer and director positions held by her effective May 3, 2012.

Security Ownership After the Merger

The following table sets forth certain information as of May 4, 2012, after giving effect to the Closing of the Merger, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of May 4, 2012, after giving effect to the Closing of the Merger, there were 32,952,121 shares of common stock outstanding.   No shares of our preferred stock are outstanding as of May 4, 2012.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Common Stock

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Thomas P. Schaeffer Chief Executive Officer and Director (2)(3)	2,000,000	5.81%
Mark E. Pape Chief Financial Officer, Director (2)(4)	1,271,832	3.65%
Larry L. Sears Director (2)(5)	60,000	0.17%
Jon S. Ross Director (2)	-	-
Brendon W. Mills Director (2)	-	-
All Officers and Directors as a Group	3,331,832	9.54%
5% Shareholders
MRM Acquisitions, LLC (2)(6)	9,022,824	24.89%
Oryon Capital, LLC (7)	10,485,952	28.17%
M. Richard Marcus (8)	12,726,800	33.27%
_______________

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	The address for this individual or entity is: 4251 Kellway Circle, Addison, Texas 75001.

(3)	Mr. Schaeffer owns 2 million restricted shares of Company common stock.

(4)
Includes 791,832 shares of Company common stock owned directly (received during 2011 in lieu of cash compensation)  and 480,000 shares underlying vested equity options with a weighted average exercise price of $0.125 per share and a remaining term of approximately 8.5 years.

(5)	Consists of 60,000 shares underlying vested equity options with a weighted average exercise price of $0.125 per share and a remaining term of approximately 2.5 years.

(6)
Includes 7,176,000 shares of common stock owned directly and 1,846,824 shares underlying Series C Warrants to purchase common stock at $0.31 per share. Oryon Capital, LLC owns 66.19% of the membership units of MRM Acquisitions, LLC and consequently has voting control and investment discretion over the securities held by MRM Acquisitions, LLC. As a result, Oryon Capital, LLC may be deemed to have beneficial ownership (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock owned by MRM Acquisitions, LLC.

(7)
Includes 492,400 shares of common stock owned directly by Oryon Capital, LLC,  970,728 shares underlying Series C Warrants to purchase common stock at $0.31 per share held by Oryon Capital, LLC and 9,022,824 shares beneficially owned by MRM Acquisitions, LLC. See note (3) above. Mr. M. Richard Marcus, former Chief Executive Officer and Chairman of Oryon, is Chairman of the Board of Managers of Oryon Capital, LLC and owns 43.43% of the membership interests of Oryon Capital, LLC. Mr. Marcus disclaims voting control and investment discretion over the membership interests of MRM Acquisition and the equity securities of Oryon held by Oryon Capital, LLC.

(8)
Includes (a) 1,205,744 shares of common stock owned directly, (b) 983,104 shares underlying vested equity options with a weighted average exercise price of $0.17 per share and a weighted average remaining term of 6.3 years,  (c) 52,000 shares underlying Series C Warrants to purchase common stock at $0.31 per share and (d) 10,485,952 shares beneficially owned by Oryon Capital, LLC. Mr. Marcus is the former Chief Executive Officer and Chairman of Oryon and is currently the Chairman of the Boards of Managers of Oryon Capital, LLC and MRM Acquisitions, LLC.  He owns 43.43% of the membership interests of Oryon Capital, LLC. He owns no membership units of MRM Acquisitions, LLC. Oryon Capital, LLC owns 66.19% of the membership units of MRM Acquisitions, LLC. See notes (6) and (7) above. Mr. Marcus disclaims voting control and investment discretion over Oryon Capital, LLC’s membership interests of MRM Acquisition, LLC and the equity securities of Oryon held by Oryon Capital, LLC.  See note (7) above.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position	Since
Thomas P. Schaeffer	60	Director, President and Chief Executive Officer	2012
Mark E. Pape	61	Director, Chief Financial Officer, Treasurer and Secretary	2012
Larry L. Sears	57	Director	2012
Jon S. Ross	48	Director	2012
Brendon W. Mills	44	Director	2012

Thomas P. Schaeffer, Director, President and Chief Executive Officer

Mr. Schaeffer has over 30 years of experience in sales and marketing, specializing in new product introductions to mature industries and sourcing niches for existing products in emerging categories.  Mr. Schaeffer became President, Chief Executive Officer and a Director of the Company on May 4, 2012 and has served as President and Chief Executive Officer of Oryon since October 2011.  From 1983 until present, Mr. Schaeffer has been the owner of Active Concepts, a sales and marketing company in the sportswear industry.  From 2002 until 2008, Mr. Schaeffer served as National Sales Manager of Dallas Cowboys Merchandising, a sales and marketing company for Dallas Cowboys merchandise.  Mr. Schaeffer began his career at Blue Ribbon Sports, which later became Nike Inc.  In 1982, he formed Active Concepts, a sales and marketing company, that is still active.  He co-founded Vino Family Vineyards, a winery in Napa Valley, California, and has consulted for major retailers in the United States.  Mr. Schaeffer was the first National Sales Manager for the Dallas Cowboys, hiring and training the national sales force, and implementing the business plan to build the Dallas Cowboys merchandising department into a $100 million business.  Mr. Schaeffer attended the University of California, San Diego.  The Company believes that Mr. Schaeffer’s experience in sourcing, marketing, building sales teams and implementing new product introduction will be a valuable resource as the Company seeks to expand its business.

Mark E. Pape, Director, Chief Financial Officer, Secretary and Treasurer

Mr. Pape is a financial executive with over 30 years of experience in senior financial management, investment banking and auditing.  Mr. Pape became Chief Financial Officer and a Director of the Company on May 4, 2012 and has served as the Chief Financial Officer of Oryon since October 2010.  Mr. Pape has served as the Chairman of the Board of Directors of H2Options, Inc., a start-up water conservation design/installation firm, since September 2009. Mr. Pape served as a partner at Tatum LLC, an executive services firm, from August 2008 through November 2009.  From November 2005 to December 2007, Mr. Pape served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a publicly-traded property and casualty insurance company specializing in non-standard automobile insurance, and served on its board of directors and audit committee from July 2004 to November 2005. Mr. Pape has served on the boards of directors of Wilhelmina International, Inc., a publicly-traded fashion model management company, since January 2011, YWire Technologies Inc., a start-up in the electrical energy conservation industry, since November 2009 and J.W. Resources Exploration & Development, Inc., a privately-held energy company, since June 2011. Mr. Pape was a member of the board of directors of Specialty Underwriters’ Alliance, Inc., a publicly-traded specialty property and casualty insurance company, from July 2009 through November 2009.  From 1979 through 1991, Mr. Pape worked as an investment banker at several firms, including Bear, Stearns & Co., Inc., The First Boston Corporation and Merrill Lynch Capital Markets.  Mr. Pape has been a Certified Public Accountant since 1975.  He holds an MBA from Harvard Business School, a Masters in Hotel and Food Service Management from Florida International University and an AB degree from Harvard College.  We believe that with Mr. Pape’s extensive experience as a business executive, Mr. Pape brings significant leadership, operational skills and public company director and executive experience to the Board.  In addition, Mr. Pape’s background in finance and financial services, including his significant transactional experience, will be helpful to the Company as it grows.

Larry L. Sears, Director

Mr. Sears has over 25 years of experience in banking, finance and advisory services.  Since August 2008, Mr. Sears has served as a Vice President of RB International Finance (USA) LLC, the U.S. subsidiary of Raiffeisen Bank International (“R Bank”), a Vienna, Austria based banking and financial group with presence throughout Austria, Central and Eastern Europe, Russia, China, Singapore and the U.K.  Mr. Sears was a Co-Founder and Principal of Venn Capital, LLC, a financial consulting firm where he held the position of President from June 2005 until February 2008.  From April 2002 through April 2004, Mr. Sears held business development and underwriting positions for CSG Investments, Inc., providing financing to financially distressed companies.  Mr. Sears also served as National Bank of Canada’s Group Vice President and Representative for the Southwestern U.S. Region from April 1985 until February 2001.  Mr. Sears holds a Bachelor of Science in Business Administration degree from Kansas State University and conducted extensive post-graduate work at Oklahoma State University.  He has served on the Finance Advisory Board for the Department of Finance at Kansas State University since 1994, holding various leadership positions.  Mr. Sears’ brings to the Board his expertise and successful background in domestic and international banking, finance and capital advisory services for companies in a wide variety of industries and ranging in size from entrepreneurial startups to multinational corporations. His varied background and expertise in these areas is expected to bring financial and strategic acumen to management and the Board.

Jon S. Ross, Director

Mr. Ross has served as a Director of the Company since May 4, 2012.  He has been a practicing attorney in Dallas, Texas since 1989.  Mr. Ross has served as a Director for Cubic Energy, Inc., an AMEX-NYSE listed public company, since April 1998 and as Secretary since November 1998.  He has served on several community and not-for-profit committees and boards.  Mr. Ross is currently the President of Dallas Dynamite Wrestling Club, a not-for-profit corporation.  Mr. Ross holds a B.B.A. in Accounting and a Juris Doctorate degree from the University of Texas.  Mr. Ross’ broad legal experience is expected to provide our Board with legal perspectives regarding our operations and regulatory compliance.

Brendon W. Mills, Director

Mr. Mills is serial entrepreneur and technology investor with over 22 years of experience.  In January of 2012, Mr. Mills became the Managing Director of Vspeed Capital, LLC, a private venture capital firm, and since February, 2010 has served as an advisor for ATEME S.A., a privately-held French video technology company.  Mr. Mills previously founded RipCode, Inc., a venture-backed start-up company, in December of 2005 and served as CEO from inception to the sale of the company to Kleiner Perkins and Accel-backed RGB Networks in June of 2010.  In May of 1999, Mr. Mills founded GenBand, Inc., a venture-backed technology company that developed telecommunications voice technology company and served as CEO from inception to October, 2004.  Mr. Mills has held previous positions with RGB Networks, Cisco Systems through its acquisition of NetSpeed in 1998, Dell Computers and NetWorth, Inc.  He holds four U.S. patents and holds a B.A. degree from Westminster College in Fulton, Missouri.  Mr. Mills’ investment and business experience is expected to contribute to the Board’s efforts to expand the Company’s business through potential acquisitions and new sources of business.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s Bylaws (“Bylaws”) and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

Involvement in Certain Legal Proceedings

To the best of our knowledge, no director, executive officer, significant employee or control person of the Company, or any incoming officer or director has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Prior to the Closing, the Board of Directors held no formal meetings during the fiscal year ended January 31, 2012.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the Bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

Prior to the Closing, we did not have standing nominating or compensation committees, or committees performing similar functions.  Due to the size of our Board, our Board of Directors believes that it is not necessary to have standing nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  Prior to the Closing we did not have a nominating or compensation committee charter as we did not have such committees.

After the change in the Board of Directors in connection with the Merger, it is contemplated that the new Board of Directors will appoint members to a nominating and compensation committee.

Audit Committee

The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee.  The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.  Prior to the Merger, our audit committee was comprised of Crystal Coranes, our former President, and Rizalyn Cabrillas, our former Chief Financial Officer and Secretary.  Neither Ms. Coranes nor Ms. Cabrillas can be considered an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Prior to the Closing we believed that our current audit committee was capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting and that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Since inception, our Audit Committee has conducted their business entirely by consent resolutions and have not met, as such.

After the change in the Board of Directors in connection with the Merger, it is contemplated that the Board of Directors will appoint new members to our Audit Committee, including potentially one or more independent directors who may qualify as an “audit committee financial expert.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock.  Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, Ms. Coranes and Ms. Carbillas have not made any of their required Section 16(a) filings.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board of Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board of Directors will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, such shareholder must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Oryon Holdings, Inc., 4251 Kellway Circle, Addison, Texas, 75001.

Board Leadership Structure and Role on Risk Oversight

Prior to the Closing, Ms. Coranes served as the Company’s Chief Executive Officer, President and a Director.  We determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  After the Closing, the Board of Directors will evaluate the Company’s leadership structure and modify such structure as appropriate based on the size, resources, and operations of the Company.

Subsequent to the closing of the Merger, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Oryon during the fiscal years ended December 31, 2011 and 2010 by the executive officers of Oryon and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (l)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
M. Richard Marcus(a)	2011	$146,823(e)	- -	- -	- 29,657(j)	- -	- -	$146,823
	2010	$154,250(f)						$183,907
Thomas P. Schaeffer(b)	2011	$68,750(g)	- -	- -	- -	- -	- -	$68,750
	2010	-						-
Mark E. Pape(c)	2011	$118,623(h)	- -	- -	- 22,234(k)	- -	- -	$118,623
	2010	$28,656(i)						$50,899
Jeffrey M. Fiedelman(d)	2011	-	- -	- -	- -	- -	- -	-
	2010	$80,000						$80,000

_______________

(a) Mr. Marcus resigned as Chief Executive Officer and President effective October 24, 2011, when Mr. Schaeffer was appointed to those positions.  Mr. Marcus retained the position of the Chairman of the Board of Managers.

(b) Mr. Schaeffer began working for Oryon on July 15, 2011 and was appointed to the positions of Chief Executive Officer and President of Oryon effective October 24, 2011.

(c) Mr. Pape was appointed to the position of Chief Financial Officer of Oryon effective October 11, 2010.

(d) Mr. Fiedelman resigned as Chief Financial Officer of Oryon effective August 31, 2010.

(e) Mr. Marcus’s 2011 compensation included $84,305 for which he received stock valued at $1.00 per share in lieu of cash compensation. It also included $38,750 that was accrued in 2011 as deferred compensation expense and remains unpaid as of the date hereof.

(f) Mr. Marcus’s 2010 compensation included $53,250 that was deferred until January 2011 when he received 53,250 membership units of Oryon valued at $1.00 per unit in lieu of the deferred compensation.

(g) Mr. Schaeffer’s 2011 compensation included $53,750 that was accrued in 2011 as deferred compensation expense and remains unpaid as of the date hereof.

(h) Mr. Pape’s 2011 compensation included $70,323 for which he received 70,323 membership units of Oryon valued at $1.00 per unit in lieu of cash compensation. It also included $31,333 that was accrued in 2011 as deferred compensation expense and remains unpaid as of the date hereof.

(i) Mr. Pape’s entire 2010 compensation was deferred until January 2011 when he received 28,656 membership units of Oryon valued at $1.00 per unit in lieu of the deferred compensation.

(j) On November 1, 2010, Mr. Marcus was granted options to purchase 80,000 membership units of Oryon at $1.00 per unit.  The options have a ten-year term and vest at a rate of 25% per year beginning with the first anniversary of the grant

(k) On November 1, 2010, Mr. Pape was granted options to purchase 60,000 membership units of Oryon at $1.00 per unit.  The options have a ten-year term and vest at a rate of 25% per year beginning with the first anniversary of the grant.

(l) Amounts in this column reflect the dollar amount recognized in 2010 for financial reporting purposes in accordance with FASB ASC Topic 718, except that we excluded the effect of estimated forfeitures related to service-based conditions pursuant to SEC rules.  See Note 15 to Oryon’s Audited Consolidated Financial Statements for the years ended December 31, 2011 and 2010, which are incorporated herein as Exhibit 99.1, for a discussion of Oryon’s valuation methodology and assumptions.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation other than as noted in the table above.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

There are no family relationships between any of our former directors or executive officers and new directors and officers. During our fiscal year ended January 31, 2012 and the previous fiscal year, there were no transactions with related parties other than as noted below.  To our knowledge, the new officers and directors are not currently directors of the Company, do not hold any position with the Company, other than Mr. Schaeffer who is currently our shareholder, and have not been involved in any material proceeding adverse to the Company or its subsidiary or have a material interest adverse to the Company or its subsidiary, or any transactions with the Company or any of its directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

In accordance with the Merger Agreement, upon the effectiveness of the Merger, the Oryon Members received approximately 50% of the  issued and outstanding  common  stock of the Company.  Mr. Pape, one of our new directors and  chief financial officer, was a member of Oryon.  Accordingly, Mr. Pape was issued certain shares of our Common Stock in connection with the Merger Agreement in exchange for his membership units of Oryon.

Other than the transactions, including the Merger Agreement, noted above, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the current directors or officers or the incoming directors and officers had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which any of the current directors or officers or the incoming directors and officers is a party or in which they participate that is entered into or material amendment in connection with our appointment of any of the current directors or officers or the incoming directors and officers, or any grant or award to any of the current directors or officers or the incoming directors or officers or modification thereto, under any such plan, contract or arrangement in connection with our appointment of any of the current directors or officers or the incoming directors and officers.

Review, Approval or Ratification of Transactions with Related Persons

Although we have adopted a Code of Business Ethics and Control, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest.  Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family.  Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred.  If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any.  Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the fiscal year ended January 31, 2012, we did not have any independent directors on our Board of Directors.  Of our new directors, Messrs. Sears, Ross and Mills are expected to be independent.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by the New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Legal Proceedings

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange. Although our common stock is currently quoted on the OTCQB under the symbol “ORYN,” there is no established public market for shares of our common stock, no trades of our common stock have taken place on the OTCQB and there is no history of trading. Any quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

Prior to the Merger, there were approximately 10 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Holladay Stock Transfer, Inc.  The transfer’s agent address is 2939 N 67th Place, Scottsdale, AZ  85251, its phone number is (480) 481-3940 and its fax number is (480) 481-3941.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

During the fiscal year ended January 31, 2012, we did not have any form of stock option plan for the benefit of our directors, officers or future employees and we did not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.  Subsequent to our fiscal year ended January 31, 2012, on February 24, 2012, our Board adopted the 2012 Equity Incentive Plan (the “Plan”) and reserved 7,500,000 shares of the Company’s common stock for issuance thereunder to officers, directors, employees, consultants and other service providers of the Company.  The Plan was approved by Company’s shareholders on March 19, 2012.  No awards of any kind have been issued under the Plan as of the date of this Current Report.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Merger.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 600,000,000 shares of common stock at a par value of $0.001 per share, of which 15,800,000 shares were issued and outstanding immediately prior to the Closing of the Merger after giving effect to the cancellation of an aggregate of 45,000,000 shares held by former shareholders, including 13,000,000 shares held by Mr. Coranes and Ms. Cabrillas, our former officers and directors.  At May 4, 2012 there were additional subscription agreements for 650,000 shares of the Company's common stock.  In addition, we are authorized to issue 50,000,000 shares of preferred stock at a par value of $0.001 per share, of which zero shares were issued and outstanding immediately prior to the Closing of the Merger.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

In accordance with our Articles of Incorporation, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock. To date, the Company has not issued any shares of preferred stock or designated any class of preferred stock. No shares of preferred stock are outstanding.

Outstanding Options, Warrants and Convertible Securities

Warrants for 8,121,112 shares of common stock, with an exercise price of $0.31 per share will be issued as of the Closing in exchange for all of the Oryon warrants outstanding immediately prior to the Closing.  In addition, at Closing there will be outstanding Series A Warrants with the right to purchase 1,450,000 shares of Company stock, each with an exercise price of $0.75 per share, related to the $725,000 portion of the financing as contemplated in the Merger Agreement that is completed as of Closing.   In connection with the Merger, each outstanding equity option to purchase an Oryon membership unit will be exchanged for an option to purchase eight (8) shares of the Company’s common stock under the Company’s 2012 Equity Incentive Plan.  As a result of the Merger, certain of the Oryon equity options are immediately vested. Immediately prior to Closing, there were 345,388 options to purchase Oryon units outstanding, of which 295,388 will be fully vested as of Closing.  This will result in the issuance of options to purchase 2,763,104 shares of the Company’s common stock (2,363,104 fully vested at issuance) at prices ranging from $0.13 per share to $0.63 per share.

As of the Closing, the Company has outstanding convertible securities with the issued face amount (excluding accrued and unpaid interest) of $2.6 million, consisting of: (a) $972.1 thousand Series C-1 Notes, (b) $1,044.6 thousand Series C-2 Notes, and (c) $569.2 thousand Series C-3 Notes (collectively, the Series C Notes). Immediately after the Closing, the Series C Notes and all accrued but unpaid interest will be convertible to Company common stock at the rate of $0.0625 (Series C-1 Notes), $0.1875 (Series C-2 Notes) or $0.15 (Series C-3 Notes) under certain conditions, as specified in the Notes. The Series C Notes are secured by substantially all of the assets of Oryon, including all of Oryon’s patents and other intellectual property.  The Series C Notes convert to equity in the event that Oryon receives a qualified financing of at least $2 million. In such event, conversion of the Series C Notes (excluding the effect of the conversion of accrued and unpaid interest to the date of conversion) would result in the issuance of 24,918,656 shares of Company common stock.  All accrued and unpaid interest to the date of the conversion on each of the series of the Series C Notes would also be convertible into shares of Company common stock at the same rate as the applicable series of the Series C Notes.  For example, assuming that the Company receives a qualified financing of at least $2.0 million as of October 31, 2012, resulting in a conversion of the Series C Notes as of such date, the accrued and unpaid interest to that date would be converted into an additional 2,400,813 shares of Company common stock, making the total issuance for both principal and interest on such date a total of 27,319,469 shares of Company common stock

Changes in and Disagreements with Accountants

Reference is made to Item 4.01 of this Form 8-K for a description of our change in accountants, which is hereby incorporated by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1, 99.2 and 99.3 which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Articles of Incorporation for its directors and officers:

No person who is or was a director or officer of the Company shall be personally liable to the Company or any of its shareholders for monetary damages for an act or omission in such person’s capacity as a director or officer of the Company, except to the extent such limitation or elimination of liability is not permitted by applicable law, as the same exists or hereafter may be changed.  If applicable law is hereafter changed to authorize corporate action further limiting or eliminating the liability of directors or officers, then the liability of a director or officer to the Company or its shareholders shall be limited or eliminated to the fullest extent permitted by applicable law, as so changed.

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

Each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Company, because such person is or was a director of the Company or, while a director of the Company, is or was serving at the request of the Company as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary (a “representative”) of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (each, an “organization”) (hereinafter a “Covered Director”) shall be indemnified by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses (all of the foregoing hereinafter referred to as “expenses”) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of such person’s heirs, executors and administrators.  It is expressly acknowledged that the indemnification provided in the Bylaws for directors could involve indemnification for negligence or under theories of strict liability.

In addition, the Company shall indemnify each person who was or is a respondent or defendant or threatened to be made a respondent or defendant, or testifies or otherwise participates, in any proceeding, whether or not by or in the right of the Company, because such person is or was an officer of the Company or, while an officer of the Company, is or was serving at the request of the Company as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that the Corporation may indemnify and advance expenses to a director of the Corporation under the NRS, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of such officer’s or representative’s heirs, executors and administrators.

Section 3 - Securities and Trading Markets

Item 3.02.           Unregistered Sales of Equity Securities

As more fully described in Item 2.01 above, in connection with the Merger, on the Closing Date, we issued a total of 16,502,121 shares of our common stock to the Oryon Members.

Warrants for 8,121,112 shares of common stock, with an exercise price of $0.31 per share will be issued as of the Closing in exchange for all Oryon warrants outstanding immediately prior to the Closing.

In addition, at Closing there will be outstanding Series A Warrants with the right to purchase 1,450,000 shares of Company stock, each with an exercise price of $0.75 per share, related to the $725,000 portion of the financing as contemplated in the Merger Agreement that is completed as of the Closing.

In connection with the Merger, each outstanding option to purchase an Oryon unit will be exchanged for an option to purchase eight (8) shares of the Company’s common stock under the Company’s 2012 Equity Incentive Plan.  Immediately prior to Closing, there were 345,388 options to purchase Oryon units outstanding.  This is result in the issuance of options to purchase 2,763,104 shares of  the Company’s common stock at prices ranging from $0.13 per share to $0.63 per share.

Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock, warrants, and options to the Oryon Members and Oryon Note Holders pursuant to the Merger Agreement, and the issuance of Series A Warrants, was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

Section 4 - Matters Related to Accountant and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Certifying Accountant

Effective May 4, 2012, Madsen & Associates CPA’s Inc. (“Madsen”) was dismissed as the Company’s independent registered public accounting firm.  Madsen’s report for the fiscal year ended January 31, 2012 was on the Company’s financial statements for the Company’s former operations prior to the reverse acquisition.  On May 4, 2012, the Company completed a reverse acquisition with Oryon, which became the operations of the Company and the accounting acquirer on a going forward basis.

The dismissal of Madsen as the independent registered public accounting firm was approved by the Company’s Audit Committee.

The reports of Madsen regarding the Company’s financial statements for the fiscal years ended January 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Madsen on the Company’s financial statements for fiscal years ended January 31, 2012 and 2011 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended January 31, 2012 and 2011, and during the period from January 31, 2012 to May 4, 2012, the date of dismissal, (i) there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Madsen would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Madsen with a copy of the foregoing disclosures and requested that Madsen furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of Independent Certifying Accountant

Effective May 4, 2012, the Board of Directors of the Company engaged Montgomery, Coscia, Grelich LLP (“MCG”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2012.  MCG is the independent registered accounting firm for Oryon, and its report on the financial statements of Oryon at December 31, 2011 and 2010 and for the two years in the period then ended are included in the this Current Report on Form 8-K.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of MCG, the Company (a) has not engaged MCG as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with MCG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by MCG concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Section 5 - Corporate Governance and Management
Item 5.01.        Changes in Control of Registrant

As more fully described in Item 2.01 above, incorporated herein by reference, on May 4, 2012, in a reverse acquisition transaction, we acquired Oryon, by executing the Merger Agreement. In accordance with the Merger Agreement, the Oryon Members received 16,502,121 shares of our common stock.

Immediately prior to the Merger, we had  15,800,000 shares of common stock issued and outstanding, plus outstanding subscription agreements for an additional 650,000 shares of common stock. As a result of the Merger, the Oryon Members own approximately 50.1% of our issued and outstanding common stock, and Oryon became our wholly-owned subsidiary.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective as of the Closing Date, Ms. Coranes and Ms. Cabrillas resigned as directors and officers of the Registrant. We appointed new officers and directors effective on the Closing Date. On March 15, 2012, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officers and Directors

As a condition to closing the Merger,  Ms. Crystal Coranes and Ms. Rizalyn Cabrillas resigned as members of our Board of Directors.  In addition,  Ms. Coranes resigned as our President and Chief Executive Officer and  Ms. Cabrillas resigned as our Chief Financial Officer and Secretary.   In connection with their resignations, Ms. Cabrillas and Ms. Coranes each executed a Resignation and Release. Such documents are included as Exhibits 10.9 and 10.10, respectively, to this Current Report on Form 8-K.

Appointment of Officers and Directors

At Closing, Messrs. Thomas P. Schaeffer, Mark E. Pape, Larry L. Sears, Jon S. Ross and Brendon W. Mills were appointed to our Board of Directors.  In addition, effective at Closing, Mr. Schaeffer was appointed as our new President and Chief Executive Officer, and Mr. Pape was appointed as our new Chief Financial Officer, Treasurer and Secretary.

Our officers and directors as of May 4, 2012 are as follows:

Name	Age	Position
Thomas P. Schaeffer	60	Director, President and Chief Executive Officer
Mark E. Pape	61	Director, Chief Financial Officer, Treasurer and Secretary
Larry L. Sears	57	Director
Jon S. Ross	48	Director
Brendon W. Mills	44	Director

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors. None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors. Other than the Merger, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest.  Other than the Merger, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Fiscal Year

In connection with the Merger, the Company’s Board of Directors changed the Company’s fiscal year end from January 31 to December 31, effective immediately.  Accordingly, the Company will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC on or before March 31, 2013.  As the transition period covers one month or less, in accordance with the SEC’s transition report rules as set forth in Rule 13a-10, the Company need not file a separate transition report and the Company’s next Quarterly Report on Form 10-Q will contain the necessary financial information for the transition period.

Amended & Restated Bylaws

In connection with the Merger, the Company’s Board of Directors adopted Amended & Restated Bylaws of the Company, effective as of the Closing Date (the “New Bylaws”).  The following discussion briefly summarizes the significant differences between the previous Bylaws of the Company (the “Old Bylaws”) and the New Bylaws.

Annual and Special Meetings of Shareholders

The Old Bylaws provide that the annual meeting of shareholders shall be held on the first Tuesday of August of each year at 2:00 PM.  The New Bylaws provide that the Board of Directors shall determine the place and time of the annual meeting of shareholders in their sole discretion.  The Old Bylaws provide that special meetings of shareholders may only be called by the President or the Board of Directors or by one or more shareholders holding not less than 10% of the voting power of the Company.  The New Bylaws provide that special meetings of shareholders may be called by the President, Chief Executive Officer, Chairman of the Board, the Board of Directors or by one or more shareholders holding not less than 10% of the voting power of the outstanding shares entitled to vote.

Voting of Shares

The New Bylaws provide that the Company’s Secretary shall prepare, or cause to be prepared, at least eleven days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, and that such list shall be open to the examination of any shareholder during usual business hours at least ten days prior to the meeting.  In addition, the New Bylaws include qualification language regarding the rights of any one or more series of preferred stock voting separately by class or series, if any, with respect to the votes required at any shareholder meeting. The Old Bylaws did not contain either of the foregoing provisions regarding voting of shares.

Newly Created Directorships and Vacancies

The New Bylaws provide that whenever holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Company’s amended and restated Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class, series or group to be filled by reason of an increase in the number of such directors may be filled only by (i) the affirmative vote of (A) a majority of the directors elected by such class, series or group, then in office or (B) the sole remaining director so elected or (ii) the vote of the holders of the outstanding shares of such class, series or group. The Old Bylaws did not contain the foregoing provision.

Special Meetings of the Board of Directors

The Old Bylaws provide that special meetings of the Board of Directors may be called at any time by the President, by any Vice President or by any two directors.  The New Bylaws provide that special meeting of the Board of Directors may be called by the Chairman of the Board or the President, or by a majority of the directors then in office.

Uncertificated Shares

The New Bylaws include a provision that the Board of Directors may provide for the issuance of uncertificated shares, consistent with Section 78.235 of the Nevada Revised Statutes.  This provision will allow the Company to issue its authorized capital stock as uncertificated shares.  There will be no change to the Company’s capital stock as a result of its ability to issue uncertificated shares.  The Old Bylaws provide that a certificate or certificates for shares of the capital stock of the Company shall be issued to each shareholder when any such shares are fully paid up.  The Old Bylaws did not contain a provision relating to uncertificated shares.

Indemnification

Although both the Old Bylaws and New Bylaws provide for the indemnification of directors or officers of the Company to the full extent permitted by law, the New Bylaws also provide additional detail with respect to the types of claims for which such individuals may be indemnified, exceptions to the Company’s indemnification requirements, expense reimbursement, determination that indemnification is proper, and insurance.

In addition, the New Bylaws update the form and certain immaterial content of the Old Bylaws and also include administrative and stylistic changes which have not been detailed herein.  The adoption of the New Bylaws will not alter the directors’ fiduciary obligations to the Company, and the Board believes the New Bylaws are in the best interests of the Company’s shareholders as they provide the Company with the flexibility necessary to carry out its business plan and attract strategic partners.

The discussion above is qualified in its entirety by reference to the full text of the New Bylaws filed herewith as Exhibit 3.2(b) to this Current Report and incorporated herein by reference.

Item 5.06.           Change in Shell Company Status.

Reference is made to the reverse acquisition transaction under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference.  From and after the Closing of the transactions as set forth in the Merger Agreement, our primary operations consist of the business and operations of Oryon.  Accordingly, we are disclosing information about Oryon’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of Oryon. Accordingly, we are presenting the consolidated financial statements of Oryon as of and for the years ended December 31, 2011 and 2010 after giving effect to the acquisition of Oryon by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited consolidated financial statements of Oryon for the years ended December 31, 2011 and 2010, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b)	Pro Forma Financial Information

The pro forma balance sheet, reflecting the combination of the balance sheets of the Registrant and Oryon for the years ended January 31, 2012 and December 31, 2011, respectively, including the notes to such balance sheet, is incorporated by reference to Exhibit 99.2 of this Form 8-K. No pro forma statement of operations is included as it would not be materially different from Oryon’s consolidated statement of operations referenced in Item 9.01 (a) above.

(c)         Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits

2.1	Agreement & Plan of Merger dated March 9, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)
3.1(a)	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on May 30, 2008, Registration No. 333-151269).
3.1(b)	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 9, 2010).
3.1(c)	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 28, 2011).
3.1(d)	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on December 21, 2011).
3.1(e)	Amended & Restated Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 21, 2012)
3.2(a)	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on May 30, 2008, Registration No. 333-151269).
3.2(b)	Amended & Restated Bylaws*
10.1
Form of Series A Warrant (incorporated by reference to Exhibit B-2 to the Agreement & Plan of Merger dated March 9, 2012 filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

10.2
Form of Series C Warrant (incorporated by reference to Exhibit B-1 to the Agreement & Plan of Merger dated March 9, 2012 filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

10.3	Form of Securities Purchase Agreement and Warrant*
10.4	Commercial Lease Agreement by and between 4257 Kellway General Partnership and OryonTechnologies, LLC dated April 1, 2010*
10.5	Form of OryonTechnologies, LLC Series C-1 Convertible Note*
10.6	Form of OryonTechnologies, LLC Series C-2 Convertible Note*
10.7	Form of OryonTechnologies, LLC Series C-3 Convertible Note*
10.8
Form of Indemnification Agreement for Directors of Oryon Holdings, Inc. (incorporated by reference to Exhibit G-1 to the Agreement & Plan of Merger dated March 9, 2012 filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

10.9	Resignation and Release - Rizalyn Cabrillas*
10.10	Resignation and Release - Crystal Coranes *
16.1	Letter of Madsen & Associates CPA’s Inc.*
16.2	Consent of Montgomery Coscia Greilich LLP*
21	List of Subsidiaries*
99.1	Audited Consolidated Financial Statements of OryonTechnologies, LLC for the years ended December 31, 2011 and 2010*
99.2	Pro Forma Balance Sheet giving effect to the Merger as if it had occurred on January 31, 2012*
99.3	Unaudited Consolidated Financial Statements of OryonTechnologies, LLC for the quarters ended March 31, 2012 and 2011*
______________
                *Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORYON TECHNOLOGIES, INC., a Nevada corporation

Dated: June 8, 2012	By:	/s/ Thomas P. Schaeffer
Thomas P. Schaeffer Chief Executive Officer